EXECUTION COPY









                    AMENDED AND RESTATED INVESTMENT AGREEMENT


                                     Between


                      ATLANTIC GULF COMMUNITIES CORPORATION


                                       and


                                   AP-AGC, LLC



                          Dated as of February 7, 1997,

                          Amended as of March 20, 1997

                                       and

                     Amended and Restated as of May 15, 1997

                                TABLE OF CONTENTS


                                                                PAGE
                                                                ----

1.       DEFINITIONS:  CERTAIN REFERENCES ....................   2

         SECTION 1.1   Definitions ...........................   2
         SECTION 1.2   Other Defined Terms ...................  10
         SECTION 1.3   Terms Defined in Note Agreement .......  11
         SECTION 1.4   Terms Generally .......................  13

2.       FUNDING, CLOSING AND SUBSEQUENT ISSUANCES ...........  13

         SECTION 2.1   The Funding ...........................  13
         SECTION 2.2   Transactions at the Closing ...........  14
         SECTION 2.3   Funding Time and Place ................  16
         SECTION 2.4   Closing Time and Place ................  16
         SECTION 2.5   Subsequent Issuances ..................  17

3.       CONDITIONS TO THE FUNDING, THE CLOSING AND
           THE SUBSEQUENT ISSUANCES ..........................  20

         SECTION 3.1   Conditions Precedent to the
                         Obligations of the Investor
                         at the Funding ......................  20

         SECTION 3.2   Conditions Precedent to the
                         Obligations of the Investor
                         at the Closing ......................  20

         SECTION 3.3   Conditions Precedent to
                         Obligations of the Company
                         at the Closing ......................  23

         SECTION 3.4   Condition Precedent to the
                         Obligations of the Investor at
                         each Subsequent Issuance ............  25

4.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY .......  25

         SECTION 4.1   Due Authorization; No Conflicts;
                         Validity ............................  26
         SECTION 4.2   Capitalization of the Company .........  27
         SECTION 4.3   SEC Documents .........................  29
         SECTION 4.4   Subsidiaries ..........................  30
         SECTION 4.5   Approvals .............................  30
         SECTION 4.6   Licenses, Etc. ........................  30
         SECTION 4.7   Contracts .............................  31
         SECTION 4.8   Finder's Fees .........................  32
         SECTION 4.9   Employee Benefits .....................  32
         SECTION 4.10  Securities Law Matters ................  33
         SECTION 4.11  State Takeover Statutes ...............  34
         SECTION 4.12  1996 Financial Statements .............  34

5.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR ......  35

         SECTION 5.1   Due Authorization; No Conflicts;
                         Validity ............................  35
         SECTION 5.2   Approvals .............................  36
         SECTION 5.3   Acquisition for Own Account ...........  36
         SECTION 5.4   Finder's Fees .........................  36
         SECTION 5.5   Financing .............................  37

6.       COVENANTS OF THE PARTIES ............................  37

         SECTION 6.1   Transfer Restrictions; Legends ........  37
         SECTION 6.2   Stockholders Meeting ..................  38
         SECTION 6.3   Pre-Closing Activities ................  39
         SECTION 6.4   No Inconsistent Agreements ............  42
         SECTION 6.5   Hart-Scott-Rodino .....................  43
         SECTION 6.6   Exclusivity ...........................  43
         SECTION 6.7   Affirmative Covenants .................  46
         SECTION 6.8   Publicity .............................  51
         SECTION 6.9   Reservation of Shares .................  51
         SECTION 6.10  The Board .............................  52
         SECTION 6.11  Indemnification of Board ..............  53
         SECTION 6.12  Co-Investment Opportunity .............  53
         SECTION 6.13  Approved Business Plan ................  55
         SECTION 6.14  Special Purpose Subsidiary ............  55


7.       SURVIVAL AND INDEMNIFICATION ........................  58

         SECTION 7.1   Survival Periods ......................  58
         SECTION 7.2   Indemnification by the Company ........  58
         SECTION 7.3   Indemnification by the Investor .......  59
         SECTION 7.4   Notification ..........................  60
         SECTION 7.5   Registration Statements ...............  61

8.       REGISTRATION RIGHTS .................................  62

         SECTION 8.1   Demand Registrations ..................  62
         SECTION 8.2   Piggyback Registrations ...............  63
         SECTION 8.3   Indemnification by the Company ........  64
         SECTION 8.4   Indemnification by the Investor .......  65
         SECTION 8.5   Notification ..........................  66
         SECTION 8.6   Other Indemnification .................  66
         SECTION 8.7   Contribution ..........................  66
         SECTION 8.8   Registration Covenants of the
                         Company .............................  67
         SECTION 8.9   Expenses ..............................  71
         SECTION 8.10  Transfer of Registration Rights .......  71
         SECTION 8.11  Other Registration Rights .............  72
         SECTION 8.12  Rule 144 ..............................  72
         SECTION 8.13  Limitation on Requirement to File
                         or Amend Registration Statement .....  73

9.       TERMINATION..........................................  73

         SECTION 9.1   Termination ...........................  73
         SECTION 9.2   Effect of Termination .................  75
         SECTION 9.3   Fees Due Upon Termination .............  75

10.      MISCELLANEOUS .......................................  77

         SECTION 10.1  Notices ...............................  77
         SECTION 10.2  Expenses ..............................  78
         SECTION 10.3  Amendment; Waiver .....................  78
         SECTION 10.4  Severability ..........................  79
         SECTION 10.5  Headings ..............................  79
         SECTION 10.6  Entire Agreement ......................  79
         SECTION 10.7  Maximum Interest Rate .................  80
         SECTION 10.8  Counterparts ..........................  80

         SECTION 10.9  Assignment ............................  80
         SECTION 10.10 Third-Party Beneficiaries .............  81
         SECTION 10.11 Governing Law .........................  81
         SECTION 10.12 Submission to Jurisdiction;
                         Waiver of Jury Trial ................  81



SCHEDULE I             Disclosure Schedule

EXHIBIT A              Form of Amended and Restated Certificate of
                       Incorporation
EXHIBIT B              Form of Class A, Class B and Class C Warrants
EXHIBIT C              Form of Secured Note Agreement, as amended and restated

          AMENDED AND RESTATED INVESTMENT AGREEMENT dated as of February 7, 1997, amended as of March 20, 1997 and amended and restated as of May 15, 1997 by and between Atlantic Gulf Communities Corporation, a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), and AP-AGC, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "INVESTOR").

          WHEREAS, the Company and the Investor desire to enter into this Agreement pursuant to which, among other things, (a) at the Funding (all capitalized terms used in these Recitals, as defined below), the Investor will lend to the Company, and the Company will borrow from the Investor, the Loan Amount, and (b) at the Closing and the Subsequent Issuances, the Company will issue to the Investor, and the Investor will acquire from the Company, the Preferred Shares and the Warrants, all on the terms and subject to the conditions set forth in this Agreement; and

          WHEREAS, concurrently with the execution of the Original Agreement, the Company and the Investor have entered into the Note Agreement;

          WHEREAS,  the Board of  Directors  of the  Company  has  received  the opinion of Tallwood Associates, Inc., its financial advisor that the transactions contemplated by this Agreement and the other Transaction Documents are fair, from a financial point of view, to the stockholders of the Company;

          WHEREAS, the Board of Directors of the Company (the "BOARD") has determined that it is in the best interests of the Company to enter into this Agreement and the other Transaction Documents, and the managing member of the Investor has approved this Agreement and the other Transaction Documents; and

          NOW,   THEREFORE,   for   and   in   consideration   of   the   mutual
representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                         DEFINITIONS: CERTAIN REFERENCES

          SECTION 1.1 DEFINITIONS. The terms defined in this Article I, whenever used in this Agreement, shall have the following meanings for all purposes of this Agreement:

          "ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "AGGREGATE PURCHASE PRICE" means the aggregate purchase price for all of the Preferred Shares and the Warrants, which is $25,000,000.

          "AGREEMENT" means this Amended and Restated Investment Agreement, including all Exhibits and Schedules.

          "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" means the Amended and Restated Certificate of Incorporation of the Company in the form of Exhibit A, to be filed with the Delaware Secretary of State, including therein the Series A Preferred Stock Certificate of Designation and the Series B Preferred Stock Certificate of Designation.

          "APPROVAL"  means  each  authorization,  approval,  consent,  license, filing and registration by, with or from any Government Authority, self-regulatory organization or stock exchange, necessary to authorize or permit the execution, delivery or performance of this Agreement or any other Transaction Document or for the validity or enforceability hereof or thereof.

          "APPROVED BUSINESS PLAN" means a Business Plan of the Company that has been approved by the Investor.

          "BANKRUPTCY EVENT" means any event described in Section 8(e)(i) through (vii) of the Series A Preferred Stock Certificate of Designations.

          "BANK WARRANTS" means the 1,500,000 warrants for the purchase of Common Stock issued on September 30, 1996 pursuant to the Prepayment Agreement dated as of September 30, 1996 among the financial institutions listed on the signature pages thereof, The Chase Manhattan Bank and the Company.

          "BUSINESS COMBINATION" means a complete liquidation or dissolution of the Company or a merger or consolidation of the Company, or a sale of all or substantially all of the Company's assets.

          "CERTIFICATE OF INCORPORATION" means the Certificate of Incorporation of the Company as filed with the Delaware Secretary of State, as amended through the date hereof.

          "CHANGE OF CONTROL" means: (i) an acquisition by any Person or group (as defined for purposes of Section 13(d) under the Exchange Act) (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company's stockholders) of beneficial ownership (as defined for purposes of Section 13(d) under the Exchange Act) of Common Stock or other voting securities of the Company such that such person or group thereafter beneficially owns 25% or more of the Common Stock or other voting securities of the Company;
(ii) a change in a majority of the Incumbent Board other than the Investor Designees (excluding any individuals approved by a vote of at least five members of the Incumbent Board other than in connection with an actual or threatened proxy contest); (iii) failure of the requisite number of Investor Designees to be members of the Board (other than as a result of the Investor's failure to nominate a successor to an Investor Designee who has resigned or been removed as a director); or (iv) consummation of a Business Combination (other than a Busi-ness Combination in which all or substantially all of the stock holders of the

Company receive or own upon consummation thereof 50% or more of the stock of the Company resulting from the Business Combination, at least a majority of the board of directors of the resulting corporation are members of the Incumbent Board, and after which no Person owns 25% or more of the stock of the resulting corporation who did not own such stock immediately before the Business Combination); excluding, in each case (i) through (iv), the transactions contemplated by this Agreement (including for this purpose the Rights Offering and the Private Placement.

          "CLASS A WARRANTS" means the 1,666,667 Warrants for the Purchase of Common Stock of the Company to be issued by the Company pursuant to this Agreement, in the form of Exhibit B.

          "CLASS B WARRANTS" means the 1,666,667 Warrants for the Purchase of Common Stock of the Company to be issued by the Company pursuant to this Agreement, in the form of Exhibit B.

          "CLASS C WARRANTS" means the 1,666,666 Warrants for the Purchase of Common Stock of the Company to be issued by the Company pursuant to this Agreement, in the form of Exhibit B.

          "CONVERSION SHARES" means the shares of Common Stock issuable or issued upon conversion of the Preferred Shares.

          "DEFAULT CHANGE IN CONTROL" means a Change in Control (a) of the type referred to in clauses (ii) or (iii) of the definition thereof or (b) of the type referred to in clauses (i) and (iv) of the definition thereof, provided that the percentage thresholds referred to in such clauses (i) and (iv) shall be 40% instead of 25%.

          "DISCLOSURE SCHEDULE" means the Disclosure Schedule of the Company attached as Schedule I to the Original Agreement, as it may be amended or supplemented from time to time by the Company with the written consent of the Investor.

          "EFFECTIVE DATE" means the date on which the Amended and Restated Certificate of Incorporation is filed with the Delaware Secretary of State and becomes effective.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules thereunder.

          "INCUMBENT BOARD" means, prior to the Closing, the Board as constituted on the day after execution and delivery of this Agreement and, following the Closing, the Board as constituted immediately following the Closing.

          "INITIAL PREFERRED SHARES" shall be the shares of Series A Preferred Stock to be issued and sold at the Closing, the number of which shall be as agreed between the Company and the Investor, provided that such number shall not be less than the Specified Investor Amount.

          "INSTRUMENT" means any contract, agreement, indenture, mortgage, security, document or writing under which any obligation is evidenced, assumed or undertaken, or any Lien is granted or perfected.

          "LETTER AGREEMENT" means that certain letter agreement, dated November 19, 1996, between the Company and the Investor as amended by that certain letter agreement dated January 14, 1997, between the Company and the Investor.

          "LOAN DOCUMENTS" means the Note Agreement and each instrument or document required to be executed and delivered by the Company or any Subsidiary pursuant thereto.

          "MAJOR TRANSACTION" means any material transaction which is not described in an Approved Business Plan, including any (i) recapitalization, redemption or reclassification of, or distribution or dividend on, the Company's capital stock, (ii) amendment of its certificate of incorporation or by-laws,
(iii) liquidation, winding-up or dissolution of the Company or any Significant Subsidiary (as defined in SEC Regulation S-X) of the Company, (iv) consolidation of the Company with, or merger of the Company with or into, any other Person, except a merger of a wholly owned Subsidiary of the Company into the Company, with the Company surviving such merger, (v) sale, transfer, lease or encumbrance by the Company or any Subsidiary of a significant amount of assets of the Company other than in respect of sales of Predecessor Assets (as referred to in the Company's annual report on Form 10-K for the year ended December 31, 1995 and as set forth in Section 1.1 of the Disclosure Schedule), (vi) special dividend or distribution with respect to, or repurchase, redemption or other acquisition of, equity securities of the Company or any rights, warrants or options in respect of such equity securities, (vii) capital expenditure or investment by the Company or any Subsidiary in excess of $500,000, (viii) entering into or materially amending (including by waiver) any material contract, (ix) significant new financing or refinancing, (x) issuance of securities (other than employee and director stock options to acquire up to 2,000,000 shares of Common Stock and the issuance of the Common Stock thereunder), (xi) transactions which would result in a Change of Control, (xii) material transaction the nature of which prevents specificity in the Approved Business Plan or (xiii) commencement, undertaking or acquisition of a real estate development project by SP Subsidiary (whether independently, by joint venture or other wise) and related financing or joint venture arrangements; PROVIDED, HOWEVER, that, subject to the terms and conditions of the Transaction Documents, neither (a) any action or determination by the Company in respect of any Series A Preferred Stock that is not otherwise prohibited by the Investment Agreement and is in accordance with the Series A Preferred Stock Certificate of Designations, including dividends and redemptions, nor (b) any dividends on or redemptions of Series B Preferred Stock in accordance with the Series B Preferred Stock Certificate of Designations, or any action in respect of the Series B Preferred Stock required to be taken by the Company under the Series B Preferred Stock Certificate of Designations or under the securities purchase agreement pursuant to which the Private Placement is consummated (which agreement shall be a material agreement for purposes of this definition) shall be deemed to be a Major Transaction, so long as, in the case of dividends and optional redemptions, the ratio of the aggregate amount being paid on the Series A Preferred Stock to the aggregate amount being paid on the Series B Preferred Stock is both (A) greater than or equal to the ratio of the aggregate outstanding liquidation preference of the Series A Preferred Stock to the aggregate outstanding liquidation preference of the Series B Preferred Stock issued in the Rights Offering and the Private Placement and (B) less than or equal to the ratio of the aggregate outstanding liquidation preference of the Series A Preferred Stock to the aggregate outstanding liquidation preference of the Series B Preferred Stock issued in the Rights Offering.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (ii) the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents, or (iii) the validity or enforceability of this Agreement or any of the other Transaction Documents or the material rights or remedies of the Investor thereunder (in any capacity).

          "MAXIMUM LOAN AMOUNT" means $10,000,000.

          "NOTE AGREEMENT" means the Secured Note Agreement dated the date hereof by and between the Company and the Investor in the form of Exhibit C.

          "ORIGINAL AGREEMENT" means the Investment Agreement dated as of February 7, 1997 between the Company and the Investor.

          "PAYMENT  DEFAULT"  means a Default  referred to in any of  subsection
(a), (e), (g) or (h) of Section 8.1 of the Note Agreement, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition thereto, has been satisfied.

          "PER SHARE PURCHASE PRICE" means $9.88.

          "PER WARRANT PRICE" means $.06.

          "PREFERRED SHARES" means the 2,500,000 shares of Series A Preferred Stock to be issued to the Investor pursuant to this Agreement at the Closing and the Subsequent Issuances. "PROMISSORY NOTE" means a Secured Convertible Prom-issory Note of the Company issuable under the Note Agreement in the form attached as an exhibit to the Note Agreement, in an aggregate principal amount not to exceed the Maximum Loan Amount.

          "PROPORTIONATE NUMBER OF WARRANTS" means two Warrants for every Preferred Share issued and sold on such occasion.

          "SEC" means the United States Securities and Exchange Commission.

          "SEC DOCUMENTS" means all documents filed by the Company with the SEC since January 1, 1995.

          "SERIES A PREFERRED STOCK" means a new series of preferred stock of the Company to be designated 20% Cumulative Redeemable Convertible Preferred

Stock, Series A, liquidation preference $10 per share, the terms of which shall be as set forth in the Series A Preferred Stock Certificate of Designations.

          "SERIES A PREFERRED STOCK CERTIFICATE OF DESIGNATION" means the Statement of Preferences and Rights setting forth the terms of the Series A
Preferred Stock included within the Amended and Restated Certificate of Incorporation.

          "SERIES B PREFERRED STOCK" means a new series of Preferred stock of the Company to be designated 20% Cumulative Redeemable Convertible Preferred Stock, Series B, liquidation preference $10 per share, the terms of which, if issued, shall be as set forth in the Series B Preferred Stock Certificate of Designations.

          "SERIES B PREFERRED STOCK CERTIFICATE OF DESIGNATION" means the Statement of Preferences and Rights setting forth the terms of the Series B
Preferred Stock included within the Amended and Restated Certificate of Incorporation.

          "SPECIFIED INVESTOR AMOUNT" means 500,000 shares of Series A Preferred Stock.

          "TRANSACTION DOCUMENTS" means this Agreement, the Warrants, the Amended and Restated Certificate of Incorporation, the Loan Documents and each exhibit, schedule, certificate and document to be executed or delivered pursuant hereto or thereto.

          "TRANSACTION   EXPENSES"  means  the  out-of-pocket  expenses  of  the
Investor and its Affiliates, including the reasonable fees and expenses of lawyers, accountants, appraisers, consultants and other advisors relating to the discussion, evaluation, negotiation and documentation of the Transaction Documents and the Funding and Closing.

          "WARRANTS" means the 5,000,000 in aggregate Class A Warrants, Class B Warrants and Class C Warrants to be issued by the Company to the Investor at the Closing.

          "WARRANT SHARES" means the 5,000,000 shares of Common Stock issuable upon exercise of the Warrants.

          SECTION 1.2 OTHER DEFINED TERMS. Each of the following terms is defined in the Section of this Agreement set forth opposite such term below:

 DEFINED TERM                                                    SECTION
 ------------                                                    -------

Additional Investor Designee ...............................      3.2(h)
Alternative Proposal .......................................      6.6(b)
Alternative Transaction ....................................      6.6(a)
Benefit Plans ..............................................      4.9
Board ......................................................   Recitals
Change of Position .........................................      6.6(c)
Closing ....................................................      2.4
Closing Date ...............................................      2.4
Commitment Fee .............................................      2.2(c)
Common Stock ...............................................      4.2
Company ....................................................   Preamble
Demand Registration ........................................      8.1
Eligible Transferee ........................................      8.10
Funding ....................................................      2.1
Funding Date ...............................................      2.3
indemnified party ..........................................      7.2
Initial Purchase Price .....................................      2.2(a)
Initial Warrants ...........................................      2.2(a)
Investor ...................................................   Preamble
Investor Designees .........................................      3.2(h)
Liabilities ................................................      7.2
Licenses ...................................................      4.6
Loan Amount ................................................      2.1
Multiemployer Plan .........................................      4.9

 DEFINED TERM (CONTINUED)                                        SECTION
 ------------                                                    -------

Multiple Employer Plan .....................................      4.9
NASD .......................................................      8.8(p)
New Promissory Note ........................................      2.2(a)
Notice of Superior Proposal ................................      6.6(c)
Options ....................................................      4.2
Original Investor Designee .................................      3.1(d)
Piggyback Registration .....................................      8.2(a)
Private Placement ..........................................      6.3(c)
Proxy Statement ............................................      6.2(b)
Registrable Securities .....................................      8.1
Registration Statement .....................................      8.8(a)
Representatives ............................................      6.7(b)
Rights Offering ............................................      6.3(c)
SP Subsidiary ..............................................      6.14
Stockholders Approval ......................................      4.1
Stockholders Meeting .......................................      6.2(a)
Subsequent Issuances .......................................      2.5
Subsequent Issuance Preferred Shares .......................      2.5
Subsequent Issuance Warrants ...............................      2.5
Superior Proposal ..........................................      6.6(c)
Termination Fee ............................................      6.6(c)

          SECTION 1.3 TERMS DEFINED IN NOTE AGREEMENT. As used in this Agreement, each of the following terms (and any defined terms included within the definitions of the following terms) shall have the meaning ascribed to it in the Note Agreement.

Affiliate                               Environmental Laws
Business Day                            ERISA
Business Plan                           Event of Default
Code                                    Excluded Subsidiaries
Contractual Obligation                  Foothill Loan Documents
Deeds of Trust                          GAAP
Default                                 Government Authority
Dollars or $                            Hazardous Materials
Due Diligence Fee                       Indebtedness
  Agreement

Issuance Date                           Reorganization Plan
Joint Venture                           Requirement of Law
Lien                                    Responsible Officer
Mortgages                               Revolving Loans
Obligations                             Security Documents
Person                                  Subsidiary
Plan

          SECTION 1.4 TERMS GENERALLY.  The definitions in Sections 1.1, 1.2 and
1.3 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP. The terms and conditions of this Agreement shall be deemed to apply to any Subsidiary of the Company as though such entity were the Company, except where such application would be manifestly inappropriate.


                                   ARTICLE II

                   FUNDING, CLOSING, AND SUBSEQUENT ISSUANCES

          SECTION 2.1 THE FUNDING. If the Company wishes to borrow under the Note Agreement up to the Maximum Loan Amount, the Company will give the Investor a written request for such loan, including in such request the amount of funds it wishes to borrow and a reasonably detailed description of the Company's proposed use of such funds. The Investor shall notify the Company in writing within 10 business days of such request whether or not the Investor, in its absolute discretion, approves such use of funds. If the Investor does not approve such use of funds, then the Investor shall have no obligation to make such loan and the rights and obligations of the parties under this Agreement shall be unaffected by such request of the Company. If the Investor does approve such use of funds, then the consummation of such loan (the "FUNDING") shall take place on the twentieth business day following such notice from the Investor, subject to all of the conditions to the Funding having been complied with or waived by the Investor. On the terms and subject to the conditions contained herein and in the Note Agreement, at the Funding, the Company shall issue and deliver to the Investor a Promissory Note with a face amount equal to the amount of the loan being made (the "LOAN AMOUNT"), duly executed by the Company, dated the date of the Funding and registered in the name of the Investor, against delivery by the Investor of the Loan Amount in immediately available funds by wire transfer to a bank account designated by the Company to the Investor in writing not less than two Business Days prior to the Funding Date.

          SECTION 2.2 TRANSACTIONS AT THE CLOSING. On the terms and subject to the conditions contained herein, at the Closing:

          (a) ACQUISITION OF INITIAL PREFERRED SHARES. The Investor will purchase from the Company, and the Company will issue and sell to the Investor, the Initial Preferred Shares and a Proportionate Number of Warrants (allocated as evenly as possible among Class A Warrants, Class B Warrants and Class C Warrants) (the "INITIAL WARRANTS"), for a purchase price equal to (x) the number of Initial Preferred Shares multiplied by the Per Share Purchase Price PLUS (y) the number of Initial Warrants multiplied by the Per Warrant Price (the "INITIAL PURCHASE PRICE"), payable as described in the immediately following sentence. The Company shall issue and deliver to the Investor one or more certificates representing the Initial Warrants and one or more stock certificates representing the Initial Preferred Shares, each duly executed by the Company and registered in the name of the Investor, and if the Funding shall have occurred, shall pay to the Investor in cash the amount of accrued and unpaid interest due on the Promissory Note, against delivery to the Company of the Initial Purchase Price payable as follows: (i) if the Funding shall not have occurred, the

Initial Purchase Price shall be paid in immediately available funds by wire transfer (to a bank account designated by the Company to the Investor in writing not less than two Business Days prior to the Closing Date); or (ii) if the Funding shall have occurred, the Initial Purchase Price shall be paid (A) if the Initial Purchase Price exceeds the outstanding principal amount of the Promissory Note, in the form of (x) presentation of the Promissory Note for renewal and conversion, together with (y) immediately available funds (by wire transfer as aforesaid) of an amount equal to the Initial Purchase Price reduced by the outstanding principal amount of the Promissory Note or (B) if the principal amount of the Promissory Note exceeds the Initial Purchase Price, in the form of presentation of the Promissory Note for partial renewal and conversion, and, in such event, the Company shall execute and deliver to the Investor a new Promissory Note (the "NEW PROMISSORY NOTE") in an amount equal to the amount of the original Promissory Note reduced by the Initial Purchase Price. If the Funding has occurred, the Investor shall present the Promissory Note to the Company at the Closing for renewal and conversion in whole or in part, and a legend shall be placed thereon stating that the Promissory Note has been converted into Preferred Shares (and, if applicable, the New Promissory
Note) and stating the number of Preferred Shares (and, if applicable, the amount of the New Promissory Note) into which it has been converted, which legend shall be acknowledged on the original Promissory Note by the Company and the Investor. From and after the Closing, the original Promissory Note shall not evidence an indebtedness for borrowed money of the Company, but shall evidence the repurchase obligations and other monetary obligations of the Company and the co-makers of the original Promissory Note to the holders of the Preferred Shares into which it has been converted, as set forth in Section 8 of the Series A Preferred Stock Certificate of Designations. From and after the Closing Date, the original Promissory Note (legended as set forth above, if applicable) shall be held by the Investor together with the stock certificate(s) evidencing such Preferred Shares, and rights in the original Promissory Note shall be transferable pro-rata only to holders of such Preferred Shares.

          (b) REFUND OF COMMITMENT FEE. The Investor will deliver to the Company $1,000,000, representing the return of the commitment fee (the "COMMITMENT FEE") paid by the Company to the Investor pursuant to the Letter Agreement, payable in immediately available funds by wire transfer (to a bank account designated by the Company to the Investor in writing not less than two Business Days prior to the Closing Date).

          (c) ALLOCATION OF AGGREGATE PURCHASE PRICE. The Aggregate Purchase Price shall be allocated $24,700,000 to the Preferred Shares and $300,000 to the Warrants. The parties agree that the valuation set forth in the immediately preceding sentence shall be utilized by each of them for all financial and tax reporting purposes.

          SECTION 2.3 FUNDING TIME AND PLACE. If applicable, the closing of the loan of the Loan Amount and delivery of the Promissory Note shall take place at 10 a.m., New York City time, on the date determined pursuant to Section 2.1, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, or at such other time and place as the parties may mutually determine in writing. The actual date on which the Funding shall occur is referred to herein as the "FUNDING DATE."

          SECTION 2.4 CLOSING TIME AND PLACE. The closing of the acquisition of the Initial Preferred Shares and the issuance of the Initial Warrants shall take place at 10 a.m., New York City time, on the Effective Date, which shall be no later than the second Business Day following the satisfaction or waiver of the conditions to the Closing described in Sections 3.2 and 3.3, at the offices of Wachtell, Lipton, Rosen & Katz, 51 West 52nd Street, New York, New York, or on such other day or at such other time and place as the parties may mutually determine in writing (the "CLOSING"). The actual date on which the Closing shall occur is referred to herein as the "CLOSING DATE."

          SECTION 2.5 SUBSEQUENT ISSUANCES. (a) TIMING OF SUBSEQUENT ISSUANCES. From time to time following the Closing and until the Investor has acquired hereunder all of the Preferred Shares and paid the Aggregate Purchase Price in full, the Company shall issue and sell to the Investor, and the Investor shall acquire from the Company, additional shares of Series A Preferred Stock and, on each such occasion, a Proportionate Number of Warrants (each such transaction referred to herein as a "SUBSEQUENT ISSUANCE"), on the terms and subject to the conditions herein set forth, for the purpose of enabling the Company to invest through SP Subsidiary in real estate development projects approved by the Board. Promptly after delivery to the Investor of a certified Board resolution to invest in a real estate development project, the Company and the Investor shall set a date for such Subsequent Issuance (which shall be not less than twenty business days following such notification) and the number of Preferred Shares to be issued and sold thereat (the "SUBSEQUENT ISSUANCE PREFERRED SHARES") and the Proportionate Number of Warrants to be issued thereat (the "SUBSEQUENT ISSUANCE WARRANTS").

          (b) ACQUISITION OF SUBSEQUENT ISSUANCE PREFERRED SHARES AND SUBSEQUENT ISSUANCE WARRANTS. On the terms and subject to the conditions contained herein, at each Subsequent Issuance, the Investor will purchase from the Company, and the Company will issue and sell to the Investor, the agreed number of Subsequent Issuance Preferred Shares and Subsequent Issuance Warrants (allocated as evenly as possible among Class A Warrants, Class B Warrants and Class C Warrants) for a purchase price equal to (x) the number of Subsequent Issuance Preferred Shares multiplied by the Per Share Purchase Price PLUS (y) the number of Subsequent Issuance Warrants multiplied by the Per Warrant Price (the "SUBSEQUENT ISSUANCE PURCHASE PRICE"), payable as described in the immediately following sentence. The Company shall issue and deliver to the Investor one or more certificates representing the Subsequent Issuance Warrants and one or more stock certificates representing the Subsequent Issuance Preferred Shares, each duly executed by the Company and registered in the name of the Investor and, if any amount shall be outstanding under a New Promissory Note, shall pay to the Investor in cash the amount of accrued and unpaid interest due on such New Promissory Note, against delivery to the Company of the Subsequent Issuance Purchase Price payable as follows: (i) if no amount shall be outstanding under a New Promissory Note, the Subsequent Issuance Purchase Price shall be paid in immediately available funds by wire transfer (to a bank account designated by the Company to the Investor in writing not less than two Business Days prior to the date of such Subsequent Issuance); or (ii) if any amount shall be outstanding under a New Promissory Note, the Subsequent Issuance Purchase Price shall be paid (A) if the Subsequent Issuance Purchase Price exceeds the outstanding principal amount of the New Promissory Note, in the form of (x) presentation of the New Promissory Note for renewal and conversion, together with (y) immediately available funds (by wire transfer as aforesaid) of an amount equal to the Subsequent Issuance Purchase Price reduced by the outstanding principal amount of the New Promissory Note or
(B) if the outstanding principal amount of the New Promissory Note exceeds the Subsequent Issuance Purchase Price, in the form of presentation of the New
Promissory Note for partial renewal and conversion, and, in such event, the Company shall execute and deliver to the Investor a New Promissory Note in an amount equal to the amount of the New Promissory Note so surrendered reduced by the Subsequent Issuance Purchase Price. Each time a Promissory Note is presented for renewal and conversion, a legend shall be placed thereon stating that such Promissory Note has been converted into Preferred Shares (and, if applicable, a New Promissory Note) and stating the number of Preferred Shares (and, if applicable, the amount of the New Promissory Note) into which it has been converted, which legend shall be acknowledged on such Promissory Note by the Company and the Investor. From and after each Subsequent Issuance, any Promissory Note surrendered thereat shall not evidence an indebtedness for borrowed money of the Company, but shall evidence the repurchase obligations and other monetary obligations of the Company and the co-makers of the Promissory Note so surrendered to the holders of the Preferred Shares into which it has been converted as set forth in Section 8 of the Series A Preferred Stock
Certificate of Designations. From and after each Subsequent Issuance, any Promissory Note surrendered thereat (legended as set forth above, if applicable) shall be held by the Investor together with the stock certificate(s) evidencing such Subsequent Issuance Preferred Shares, and rights in such Promissory Note shall be transferable pro-rata only to holders of such Subsequent Issuance Preferred Shares.

          (c) Notwithstanding the foregoing provisions of this Section 2.5, in the event the Company has not presented the Investor with real estate development projects pursuant to which the Investor has invested the Aggregate Purchase Price in full, on the terms and subject to the conditions herein set forth, (i) the Investor shall be entitled at any time to require that a Subsequent Issuance be effected at which the Investor shall acquire all of the Preferred Shares not theretofore acquired by it and (ii) from and after June 30, 1998, the Company shall be entitled at any time to require that a Subsequent Issuance be effected at which the Investor shall acquire all of the Preferred Shares not theretofore acquired by it. The aggregate proceeds from any such Subsequent Issuance shall be invested by the Company in debt securities issued by the U.S. federal government until they can be invested in Board-approved real estate development projects. All such U.S. government debt securities and all projects funded directly or indirectly by the Investor's acquisition of Preferred Shares and Warrants shall be held by SP Subsidiary in accordance with the provisions of Section 6.14.

                                   ARTICLE III

                     CONDITIONS TO THE FUNDING, THE CLOSING
                          AND THE SUBSEQUENT ISSUANCES


          SECTION 3.1 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE INVESTOR AT THE FUNDING. The obligations of the Investor to be discharged under this Agreement at the Funding are subject to (a) the Closing not having occurred, (b) this Agreement remaining in full force and effect and (c) satisfaction at or prior to the Funding (unless expressly waived in writing by the Investor at or prior to the Funding) of the conditions to the Funding set forth in the Note Agreement.

          SECTION 3.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE INVESTOR AT THE CLOSING. The obligations of the Investor to be discharged under this Agreement at the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by the Investor at or prior to the Closing):

(a) COMPLIANCE BY THE COMPANY. Each of the terms, covenants and conditions of this Agreement and the other Transaction Documents to be complied with and performed by the Company at or prior to the Closing shall have been complied with and performed by the Company, and the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that are expressly made as of a specific time, which shall be true and correct as of such time.

(b) NO LEGAL ACTION. No action, suit, investigation or other proceeding relating to the transactions contemplated hereby shall have been instituted or threatened before any court or by any Government Authority or body that restrains or prohibits or seeks to restrain or prohibit the transactions contemplated hereby or to obtain material damages or other material relief in connection therewith.

(c) REGULATORY MATTERS. There shall have been received, and shall be in full force and effect, all requisite Approvals with respect to the transactions to be consummated at the Closing. The transactions to be consummated at the Closing on the terms and conditions herein provided shall not violate any applicable law or governmental regulation, and shall not subject the Investor to any tax, penalty or liability, or require the Investor to register or qualify, under or pursuant to any applicable law or governmental regulation. There shall not have occurred, and there shall not be pending or threatened, any change in law, regulation or regulatory practice that has or would reasonably be expected to have a Material Adverse Effect.

(d) LEGAL OPINION. The Company shall have furnished to the Investor on the Closing Date the opinions of Arent Fox Kintner Plotkin & Kahn, counsel to the Company, and Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., special Florida counsel to the Company, dated the Closing Date, in the form and substance reasonably acceptable to the Investor.

(e) TRANSACTION DOCUMENTS. Each of the Transaction Documents required to be delivered at or before the Closing shall have been executed and delivered and shall be in full force and effect.

(f) CLOSING DOCUMENTS. The Company shall have delivered to the Investor the following:

                   (i) a certificate of the chief executive officer and the chief financial officer of the Company, dated the Closing Date, to the effect that the conditions specified in Sections 3.2(a) and 3.2(j) have been satisfied;

                  (ii) incumbency certificates, dated the Closing Date, for the officers of the Company executing any of the Transaction Documents and any certificates or documents delivered in connection with any Transaction Documents at the Closing;

                 (iii) a certificate of the Secretary of State of the State of Delaware, dated a recent date, certifying that the Company is in good standing in such State, and that all reports, if any, have been filed as required and that all fees in connection therewith and all franchise taxes have been paid; and

                  (iv) such other certificates or documents as the Investor or its counsel may reasonably request relating to the transactions contemplated hereby.

          (g) STOCKHOLDERS APPROVAL; CHARTER AMENDMENT. The Stockholders Approval shall have been obtained at the Stockholders Meeting and the Amended and Restated Certificate of Incorporation shall have been filed with the Delaware Secretary of State and shall be effective.

          (h) BOARD CONSTITUTION. The Company shall have taken all actions necessary to provide that the Board shall consist of seven members, and the Company shall have caused the Original Investor Designee, the two additional individual designated by the Investor (the "ADDITIONAL INVESTOR DESIGNEES" and, together with the Original Investor Designee, including their successors nominated by the Investor, the "INVESTOR DESIGNEES"), one director who is then an incumbent member of management of the Company and the independent directors appointed pursuant to Section 6.10, to be appointed to the Board, effective as of the Closing.

          (i) EXPENSES. The Company shall have paid or reimbursed all theretofore unreimbursed Transaction Expenses incurred by the Investor (or made provision satisfactory to the Investor for payment or reimbursement of such expenses in the case of expenses incurred but not yet billed to Investor).

          (j) NO DEFAULT; NO CHANGE OF CONTROL; NO MATERIAL ADVERSE EFFECT. No Default shall have occurred (and, if the Funding shall have occurred, the Company shall have paid all interest accrued and unpaid on the Promissory Note and all other amounts, other than principal, due and owing under the Note Agreement), no Change of Control shall have occurred, and there shall have been no event or events causing a Material Adverse Effect, nor any developments that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

          (k) AMENDMENTS TO SECURITY DOCUMENTS. Any amendments to the Security Documents that may be required to increase the dollar amount of indebtedness secured thereby to not less than the maximum possible aggregate Repurchase Price (as defined in the Series A Preferred Stock Certificate of Designations), increase the amount of title insurance in respect of the Mortgages and Deeds of Trust and "bring down" the endorsements thereon to the Closing Date shall have been effected and shall be in form and substance satisfactory to the Investor.

          (l) NOTE AGREEMENT OBLIGATIONS. The Company shall have performed all of the obligations to be performed by it on or before the Issuance Date under Sections 3.1, 3.2 and 5.1 of the Note Agreement, other than pursuant to clauses
(s), (y) and (z) of Section 5.1 thereof.

          SECTION 3.3 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AT THE CLOSING. The obligations of the Company to be discharged under this Agreement at the Closing are subject to satisfaction of the following conditions at or prior to the Closing (unless expressly waived in writing by the Company at or prior to the Closing):

          (a) COMPLIANCE BY THE INVESTOR. Each of the terms, covenants and conditions of this Agreement to be complied with and performed by the Investor at or prior to the Closing shall have been complied with and performed by the Investor, and the representations and warranties made by the Investor in this Agreement shall be true and correct in all material respects at and as of the Closing with the same force and effect as though such representations and warranties had been made at and as of the Closing, except for representations and warranties that are expressly made as of a specific time, which shall be true and correct as of such time.

          (b) NO LEGAL ACTION. No action, suit, investigation or other proceeding relating to the transactions contemplated hereby shall have been instituted or threatened before any court or by any Government Authority or body that restrains or prohibits or seeks to restrain or prohibit the transactions contemplated hereby or to obtain material damages or other material relief in connection therewith.

          (c) REGULATORY MATTERS. There shall have been received, and shall be in full force and effect, all requisite Approvals with respect to the transactions to be consummated at the Closing. The transactions to be consummated at the Closing on the terms and conditions herein provided shall not violate any applicable law or governmental regulation.

          (d) INVESTMENT AGREEMENT. This Agreement shall be in full force and effect.

          (e)  CLOSING  DOCUMENTS.  The  Investor  shall have  delivered  to the
Company:

                  (i) a certificate of the managing member of the Investor, dated the Closing Date and signed by an officer or other authorized representative of the managing member, certifying attached copies of the Limited Liability Company Agreement of the Investor, and the resolutions adopted by the managing member of the Investor authorizing the execution and delivery by the Investor of this Agreement and the other Transaction Documents and the consummation by the Investor of the transactions contemplated hereby and thereby; and

                  (ii) a certificate of the managing member of the Investor signed by an officer or other authorized representative of the managing member to the effect that the conditions specified in Section 3.3(a) have been satisfied.

          (f) STOCKHOLDERS APPROVAL; CHARTER AMENDMENT. The Stockholders Approval shall have been obtained at the Stockholders Meeting and the Amended and Restated Certificate of Incorporation shall have been filed with the Delaware Secretary of State and shall be effective.

          SECTION 3.4. CONDITION PRECEDENT TO THE OBLIGATIONS OF THE INVESTOR AT EACH SUBSEQUENT ISSUANCE. The obligations of the Investor to be discharged under this Agreement at each Subsequent Issuance are subject to the conditions (unless expressly waived in writing by the Investor at or prior to such Subsequent Issuance) that no Event of Default shall have occurred and, except for an Event of Default which is or results from a Bankruptcy Event, shall then exist.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Investor that each of the representations and warranties of the Company set forth in the Note Agreement, which (together with the definitions of any defined terms used therein) are incorporated by reference into this Agreement as though expressly set forth herein (PROVIDED, HOWEVER, that each reference in such representations and warranties (x) to the "Effective Date" shall be deemed to refer herein to the date that any such representation or warranty is made hereunder, (y) to "Lender" shall be deemed to refer herein to the Investor and (z) to "this Agreement" shall be deemed to refer herein to this Agreement), is true and correct, and further that:

          SECTION 4.1 DUE AUTHORIZATION; NO CONFLICTS; VALIDITY. The Company has full power and authority to enter into and, subject to obtaining the Stockholders Approval, perform its obligations under this Agreement and each other Transaction Document executed or to be executed by it. The approval of the Amended and Restated Certificate of Incorporation by a majority of the votes entitled to be cast by all holders of Common Stock (the "STOCKHOLDERS APPROVAL") is the only vote of the holders of any class or series of the capital stock of the Company or any of its Subsidiaries required to approve this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement, each other Transaction Document and each other certificate or document executed or to be executed by it in connection with the transactions contemplated hereby and thereby, and the performance by the Company of its obligations hereunder and thereunder (including the issuance of the Promissory Note, the Preferred Shares, the Warrants, the Warrant Shares and the Conversion Shares) have been duly authorized by all necessary corporate proceedings on the part of the Company (and no other corporate proceedings or actions on the part of the Company or its Board or stockholders, are necessary therefor, other than the Stockholders Approval), do not and will not conflict with, result in any violation of, or constitute any default under, any Requirement of Law or Contractual Obligation applicable to the Company or any Subsidiary, and will not result in or require the creation or imposition of any Lien on any of the properties of the Company or any Subsidiary of the Company pursuant to any Instrument, other than pursuant to any Transaction Document, except as set forth in Section 4.1 of the Disclosure Schedule. This Agreement has been duly executed and delivered by the Company and constitutes, and each other Transaction

Document  executed  by the  Company  will,  on the due  execution  and  delivery
thereof,   constitute,   the  valid  and  binding  obligations  of  the  Company
enforceable in accordance with their respective terms.

          SECTION 4.2 CAPITALIZATION OF THE COMPANY. (a) On the date of this Agreement, the authorized capital stock of the Company consists of 15,665,000 shares of common stock, par value $0.10 per share ("COMMON STOCK"), of which (i) 9,721,720 shares are issued and outstanding, (ii) 86,277 shares are held in the Treasury of the Company, (iii) 1,241,000 shares are reserved for issuance upon the exercise of outstanding options to acquire Common Stock ("Options") (and no more than 842,000 Options have been authorized, issued or granted), (iv) 1,500,000 shares are reserved for issuance pursuant to the Bank Warrants (and 1,500,000 Bank Warrants are outstanding), and (v) 13,290 shares (which are outstanding but ineligible to vote) are held for distribution in connection with disputed claims pursuant to the Reorganization Plan. All of the outstanding shares of Common Stock are, and all of the shares of Common Stock reserved for issuance will be, when issued, duly authorized, validly issued, fully paid and nonassessable.

          (b) After giving effect to the Amended and Restated Certificate of Incorporation, the authorized capital stock of the Company will at the Closing (assuming no stock option or warrant exercises and assuming that the Private Placement and the Rights Offering have been consummated) consist of: (i) 70,000,000 shares of Common Stock, of which (A) 9,721,720 shares will be outstanding (excluding shares granted automatically to directors in lieu of fees), (B) 10,000,000 shares will be reserved for issuance upon conversion of the Preferred Shares, (C) 8,000,000 shares will be reserved for issuance upon conversion of the Series B Preferred Stock, (D) 1,500,000 shares will be reserved for issuance pursuant to the Bank Warrants, (E) 5,000,000 shares will be reserved for issuance upon exercise of the Warrants, (F) 4,000,000 shares will be reserved for issuance upon exercise of warrants to be issued in connection with the Private Placement and the Rights Offering (G) 86,277 shares will be held in the Treasury of the Company, and (H) 1,241,000 shares will be reserved for issuance upon the exercise of outstanding Options; and (ii) 4,500,000 shares of preferred stock, par value $.01 per share, of which (A) 2,500,000 will be designated Series A Preferred Stock, of which the Initial Preferred Shares will be issued to the Investor at the Closing (and the remainder will be reserved for issuance to the Investor at Subsequent Issuances) and (B) 2,000,000 will be designated Series B Preferred Stock, of which 1,000,000 will have been issued pursuant to the Private Placement and 1,000,000 will have been issued pursuant to the Rights Offering. No other capital stock of the Company is, or at the Closing will be, authorized and no other capital stock is, or at the Closing will be, issued. At the Closing, all of the Preferred
Shares will be duly authorized, and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and entitled to the benefits of, and have the terms and conditions set forth in, the Amended and Restated Certificate of Incorporation.

          (c) The Preferred Shares, the Conversion Shares, the Warrants and the Warrant Shares are duly authorized by the Board and, when issued in accordance with the Certificate of Amendment, will be validly issued, and, in the case of the Preferred Shares, Conversion Shares and Warrant Shares, fully paid and nonassessable.

          (d) Except as set forth above or in Item 4.2 of the Disclosure Schedule and except as contemplated by this Agreement, there are not authorized, issued, outstanding or reserved for issuance any (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company, or stock appreciation rights in respect of, any capital stock or any such convertible or ex changeable securities or obligations or (iii) obligations of the Company to issue such shares, any such convertible or ex changeable securities or obligations, or any such warrants, rights or options. No Person has preemptive or similar rights with respect to the securities of the Company. There are no obligations of the Company or any of its Subsidiaries to vote or to repurchase, redeem or otherwise acquire, or to register under the Act, any shares of capital stock of the Company or any of its Subsidiaries.

          SECTION 4.3 SEC DOCUMENTS. (a) The Company has filed all documents required to be filed with the SEC under the Act and the Exchange Act since January 1, 1995 and has delivered to the Investor true and complete copies of all of the SEC Documents. As of its filing date, each SEC Document (including all exhibits and schedules thereto and documents incorporated by reference therein) (i) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) did not and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Company has (i) delivered to the Investor true and complete copies of all correspondence between the SEC and the Company or its legal counsel, accountants or other advisors since January 1, 1995 and (ii) disclosed to the Investor in writing the content of all material discussions between the SEC and the Company or its legal counsel, accountants or other advisors concerning the adequacy or form of any SEC Document filed with the SEC since January 1, 1995. The Company is not aware of any issues raised by the SEC with respect to any of the SEC Documents, other than those disclosed to the Investor pursuant to this Section 4.3(b).

          SECTION 4.4 SUBSIDIARIES. Except as set forth in Item 4.4 of the Disclosure Schedule, (a) the list of Subsidiaries of the Company filed by the Company with its most recent Form 10-K is a true and accurate list of all of the Subsidiaries of the Company and (b) all of the outstanding capital stock of each Subsidiary and all of the outstanding ownership interests of each Joint Venture have been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through other Subsidiaries, free and clear of any Lien, restrictions upon voting or transfer, claim or encumbrance of any kind, there are no rights granted to or in favor of any third party, other than the Company or any Subsidiary of the Company, to acquire any such capital stock, any additional capital stock or any other securities of any such Subsidiary, and there exists no restriction on the payment of cash dividends by any Subsidiary.

          SECTION 4.5 APPROVALS. Except as set forth in Item 4.5 of the Disclosure Schedule, no Approval is required to be obtained by the Company or any Subsidiary of the Company for the consummation of the transactions contemplated by this Agreement or by any of the Transaction Documents, except for the expiration of the waiting period under the HSR Act, the Stockholders Approval and except such as may be required under the Act and state securities laws in connection with the performance by the Company of its obligations under
Article VIII.

          SECTION 4.6 LICENCES, ETC. The Company and its Subsidiaries hold, own and possess all such governmental, regulatory and other filings, licenses, approvals, registrations, consents, franchises and concessions

(collectively, "LICENSES") as are necessary for the ownership of the property and conduct of the businesses of the Company and its Subsidiaries, as now conducted and are in compliance in all material respects with their respective obligations under such Licenses.

          SECTION 4.7 CONTRACTS. All of the material contracts of the Company or any of its Subsidiaries that are required to be described in the SEC Documents or to be filed as exhibits thereto are described in the SEC Documents or filed as exhibits thereto and are in full force and effect. True and complete copies of all such material contracts have been delivered by the Company to the Investor. Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company, any other party is in breach of or in default under any such contract. Except as disclosed in Item 4.7 of the Disclosure Schedule, as of the date hereof, the Company is not a party to, nor are any assets, properties or operations of the Company bound by, any (i) employment or severance agreement or any consulting agreement obligating the Company to make payments in excess of $100,000 which cannot be terminated by the Company upon 30 days notice without further obligation thereunder, (ii) lease of real property, or lease of personal property with an annual base rental obligation of more than $100,000 or a total remaining rental obligation of more than $1,000,000, (iii) agreement which is over one year in length of obligation and not terminable without penalty or damages within one year, and involves an unsatisfied obligation of the Company of more than $5,000,000, (iv) agreement containing covenants limiting the ability of the Company or any of its Affiliates to compete in any line of business with any Person or in any area or territory, (v) commitment for or relating to any lending or borrowing or the guaranty thereof,
(vi) agreement relating to any acquisition or disposition of securities or assets containing any indemnification obligations of the Company or any of its Subsidiaries, (vii) agreement with any Affiliate of the Company out of the ordinary course of the Company's business (other than employment, compensation or benefit arrangements), or (viii) other material contract, agreement or arrangement, entered into other than in the ordinary course of business.

          SECTION 4.8 FINDER'S FEES. Except for Bankers Trust Securities Corporation and Tallwood Associates, Inc., whose fees and expenses will be paid by the Company, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          SECTION 4.9 EMPLOYEE BENEFITS. Except for the plans set forth in Item 4.9(a) of the Disclosure Schedule (the "BENEFIT PLANS"), there are no employee benefit plans or arrangements of any type (including, without limitation, plans described in Section 3(3) of ERISA), under which the Company or any of its Subsidiaries has or in the future could have directly, or indirectly through a Commonly Controlled Entity (within the meaning of Sections 414(b), (c), (m) and
(o) of the Code), any liability with respect to any current or former employee of the Company, any of its Subsidiaries, or any Commonly Controlled Entity.
Except for the Benefit Plan set forth in Item 4.9(b) of the Disclosure Statement, no Benefit Plan is subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code or any corresponding provision of applicable law. No Benefit Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "MULTIPLE EMPLOYER PLAN"), nor has the Company or any ERISA Affiliate of the Company, at any time since September 2, 1974, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan. With respect to each Benefit Plan the Company has delivered to the Investor complete and accurate copies of (i) all plan texts and agreements, (ii) all material employee communications (including summary plan descriptions), (iii) the most recent annual report, (iv) the most recent annual and periodic accounting of plan assets, (v) the most recent determination letter received from the Internal Revenue Service and (vi) the most recent actuarial valuation. Except as may be set forth in Item 4.9(c) of the Disclosure Schedule, with respect to each Benefit Plan: (A) no event has occurred and there exists no circumstance under which the Company or any of its Subsidiaries could directly, or indirectly through a Commonly Controlled Entity, incur any material liability under ERISA, the Code or otherwise (other than routine claims for benefits and other liabilities arising in the ordinary course pursuant to the normal operation of such Benefit Plan); (B) all contributions and premiums due and owing have been made or paid on a timely basis; and (C) all contributions made under any Benefit Plan have met the requirements for deductibility under the Code, and all contributions that have not been made have been properly recorded on the books of the Company or a Commonly Controlled Entity thereof in accordance with GAAP. The Company has no liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to the Company.

          SECTION 4.10 SECURITIES LAW MATTERS. Neither the Company nor any Person acting on its behalf has, in connection with the sale of the Preferred Shares and the issuance of the Warrants, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Act, or (iii) any action that would require the registration under the Act of the offering and sale of the Preferred Shares or the issuance of the Warrants pursuant to this Agreement, or that would violate applicable state securities or "blue sky" laws. In reliance on the representation of the Investor set forth in Section 5.3, the offer, issuance, sale and delivery of the Preferred Shares, the Conversion Shares, the Warrants, and the Warrant Shares, in each case as provided in this Agreement, are or will be exempt from registration under the Act and any applicable state securities or "blue sky" laws. The Company has not made and will not make, directly or indirectly, any offer or sale of Preferred Shares or Warrants or of securities of the same or a similar class as the Preferred Shares or Warrants if as a result the offer and sale of the Preferred Shares and issuance of the Warrants contemplated hereby could fail to be entitled to exemption from the registration requirements of the Act. As used herein, the terms "OFFER" and "SALE" have the meanings specified in Section 2(3) of the Act.

          SECTION 4.11 STATE TAKEOVER STATUTES. The Board has duly and validly approved this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, and such approval is sufficient to render the provisions of Section 203 of the Delaware General Corporation Law inapplicable to this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby, and to any future "business combination" (as defined in Section 203) between the Investor and the Company or their respective Affiliates. To the Company's knowledge, no other state takeover statute or similar statute or regulation (including Florida Statutes ss.ss.607.901 through 607.903) applies or purports to apply to this Agreement.

          SECTION 4.12 1996 FINANCIAL STATEMENTS. The consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ending on such date, reported on by Ernst & Young, a copy of which has been furnished to the Investor, fairly and accurately present the consolidated financial condition of Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved and consistently with the financial statements of the Company and its consolidated Subsidiaries as at and for the year ended December 31, 1995 (except for such inconsistencies as approved by such accountants and as disclosed therein). Neither the Company nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material guarantee obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.


                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

          The Investor hereby represents and warrants to the Company that:

          SECTION 5.1 DUE AUTHORIZATION; NO CONFLICTS; VALIDITY. The Investor has full power and authority to enter into and perform its obligations under this Agreement and each other Transaction Document executed or to be executed by it. The execution and delivery by the Investor of this Agreement, each other Transaction Document and each other certificate or document executed or to be executed by it in connection with the transactions contemplated hereby and thereby, and the performance by the Investor of its obligations hereunder and thereunder have been duly authorized by all necessary proceedings on the part of the Investor, and do not and will not conflict with, result in any violation of, or constitute any default under, any Requirement of Law or Contractual Obligation applicable to the Investor. This Agreement constitutes, and each other Transaction Document executed by the Investor will, on the due execution and delivery thereof, constitute, the valid and binding obligations of the Investor enforceable in accordance with their respective terms.

          SECTION 5.2 APPROVALS. No Approval is required to be obtained by the Investor for the consummation of the transactions contemplated by this Agreement or by any of the Transaction Documents, except for the expiration of the waiting period under the HSR Act and except such as may be required under the Act and state securities or "blue sky" laws under Article VIII.

          SECTION 5.3 ACQUISITION FOR OWN ACCOUNT. The Preferred Shares and the Warrants are being acquired by the Investor for its own account and with no intention of distributing or reselling the Preferred Shares, the Warrants, the Warrant Shares or the Conversion Shares, or any part thereof in any transaction that would be in violation of the Act or the securities or "blue sky" laws of any state, without prejudice, however, to the rights of the Investor at all times to sell or otherwise dispose of all or any part of the Preferred Shares, the Warrants, the Warrant Shares or the Conversion Shares under an effective registration statement under the Act or under an exemption from such registration available under the Act, or to pledge all or any part of the Preferred Shares, the Warrants, the Warrant Shares or the Conversion Shares to secure any obligation of the Investor. The Investor is capable of evaluating the merits and risks of an investment in the Preferred Shares, the Warrants and the Warrant Shares, and can bear the economic risk of such investment.

          SECTION 5.4 FINDER'S FEES. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

          SECTION 5.5 FINANCING. The Investor has, or will have at the time of the Funding and the Closing, and at any Subsequent Issuance, the funds necessary to fulfill its obligations under this Agreement.


                                   ARTICLE VI

                            COVENANTS OF THE PARTIES

          SECTION 6.1 TRANSFER RESTRICTIONS; LEGENDS. (a) Subject to the requirements of the Act and the Exchange Act, the Preferred Shares, the Warrants, the Warrant Shares, the Conversion Shares and the Promissory Note shall be freely transferable; PROVIDED, HOWEVER, that, unless either a Payment Default, an Event of Default or a Default Change of Control shall have occurred or the Stockholders Approval shall not have been received at the Stockholders Meeting, the Investor shall not assign or otherwise transfer any of such securities or the Promissory Note or any beneficial interest in any of such securities or the Promissory Note until the second anniversary of the date of this Agreement; provided that the Investor may pledge any of such securities or the Promissory Note as security for bona fide indebtedness owed to a Person which is not an Affiliate of the Investor.

          (b) So long as the Preferred Shares, the Conversion Shares, the Warrant Shares and the Warrants are restricted securities under the Act and unless they shall have been previously issued pursuant to an effective registration statement under the Act, the certificates representing such restricted Preferred Shares, Warrant Shares, Conversion Shares and Warrants shall bear the following legend:

                  THE  SECURITIES   REPRESENTED  BY  THIS  CERTIFICATE  AND  ANY
         SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. PRIOR TO MAY 15, 1999, SUCH SECURITIES MAY ALSO BE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN AN AMENDED AND RESTATED INVESTMENT AGREEMENT DATED AS OF FEBRUARY 7, 1997, AMENDED AS OF MARCH 20, 1997 AND AMENDED AND RESTATED AS OF MAY 15, 1997 BETWEEN THE ISSUER AND AP- AGC, LLC, A COPY OF THE APPLICABLE PROVISIONS OF WHICH IS AVAILABLE UPON REQUEST TO THE ISSUER.

          (c) After termination of the requirement that a legend be placed upon a certificate representing Preferred Shares, Warrant Shares, Warrants or Conversion Shares, the Company shall, upon receipt by the Company of evidence reasonably satisfactory to it that such requirement has terminated and upon the written request of any holder of Preferred Shares, Warrant Shares, Warrants or Conversion Shares, issue certificates for such Preferred Shares, Warrant Shares, Warrants or Conversion Shares, as the case may be, that do not bear such legend.

          SECTION 6.2 STOCKHOLDERS MEETING. (a) The Company shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and By-laws, to convene to a special or annual meeting of its stockholders (the "STOCKHOLDERS MEETING") as promptly as reasonably practicable after the date of this Agreement for the purpose of, among other things, considering and taking action upon a resolution to adopt the Amended and Restated Certificate of Incorporation. The Board will recommend that holders of Common Stock vote in favor of the adoption of the Amended and Restated Certificate of Incorporation at the Stockholders Meeting.

          (b) The Company will, as soon as practicable following the date of this Agreement, prepare and file a proxy statement (the "PROXY STATEMENT") with the SEC relating to the Stockholders Meeting (including any information required to satisfy the requirements of Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder). The Company will use its reasonable good faith efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the SEC or its staff. The Company will provide the Investor with a copy of the preliminary Proxy Statement and all modifications thereto prior to filing or delivery to the SEC and will consult with the Investor in connection therewith. The Company will notify the Investor promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply the Investor with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Stockholders Meeting. The Investor will cooperate and furnish promptly all information required for inclusion in the Proxy Statement. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The information provided by either party for use in the Proxy Statement shall be true and correct in all material respects without omission of any material fact which is required to make such information not false or misleading. No representation, covenant or agreement is made by either party with respect to information supplied by the other party for inclusion in the Proxy Statement.

          SECTION 6.3 PRE-CLOSING ACTIVITIES. From and after the date of this Agreement until the Closing, each of the Company and the Investor shall act with good faith towards the other, and shall use all reasonable efforts to consummate the transactions contemplated by this Agreement, and neither the

Company nor the Investor will take any action that would prohibit or impair its ability to consummate the transactions contemplated by this Agreement. From the date hereof until the Closing, the Company shall conduct the business of it and its Subsidiaries in the ordinary course consistent with past practice and shall use all reasonable efforts to preserve intact its business organizations and relationships with third parties, and, except as otherwise provided herein, to keep available the services of the present directors, officers and key employees. Without limiting the generality of the foregoing, from the date hereof until the Closing, except as contemplated by this Agreement, without the Investor's prior written consent the Company shall not, and shall ensure that each of its Subsidiaries does not:

                  (a) adopt or propose (or agree to commit to) any change in its certificate of incorporation or By-Laws, except as contemplated hereby or as required to effect the transactions hereunder;

                  (b) take any action that would make any representation or warranty of the Company hereunder required to be true at and as of the Closing as a condition to the Investor's obligations to consummate the transactions contemplated hereby inaccurate at the Closing;

                  (c) issue, sell, pledge or encumber any capital stock or other securities, except (i) pursuant to Options or Bank Warrants outstanding on the date hereof, (ii) pursuant to options granted automatically under the Company's 1994 Non-Employee Directors Stock Option Plan or 1996 Non-Employee Directors Stock Plan, and Common Stock issued to directors in lieu of cash fees, (iii) for the issuance of up to $10,000,000 aggregate liquidation preference of Series B Preferred

         Stock (and up to 2,000,000 warrants to purchase Common Stock in connection therewith) to all of the stockholders of the Company who subscribe for such shares pursuant to a rights offering by the Company registered under the Act, the terms of which shall be reasonably acceptable to the Investor (the "Rights Offering") or (iv) for the issuance of up to $10,000,000 aggregate liquidation preference of Series B Preferred Stock (and up to 2,000,000 warrants to purchase Common Stock in connection therewith) in connection with the issuance of up to $10,000,000 in fair market value of Common Stock to certain purchasers pursuant to a private placement under Section 4(2) of the Act, the terms of which shall be acceptable to the Investor (the "Private Placement"); PROVIDED that the net proceeds of the issuance and sale of such Series B Preferred Stock, such warrants and Common Stock shall be used for working capital purposes, including the payment of existing indebtedness of the Company (which does not include repurchasing securities of the Company) or for investment projects of the Company in accordance with the provisions of this Agreement;

                  (d) make any material change in its accounting methods, principles or practices except as may be required by law or applicable accounting standards;

                  (e) except as described in the Approved Business Plan for 1997, (i) grant to any employee any material increase in salary or other remuneration or any increase in severance or termination pay not consistent with past practice; (ii) grant or approve any general increase in salaries of all or any class of, or a substantial portion of, its employees not consistent with past practice; (iii) pay or award any material bonus, incentive, compensation, service award or other like benefit for or to the credit of any employee except in accordance with written policy or consistent with past practice; (iv) enter into any material employment contract or severance arrangement with any employee or adopt or amend in any material respect any of its employee benefit plans; or (v) change in any material respect the compensation (whether in respect of terms or method) of its agents;

                  (f) (i) except as permitted by the Note Agreement, enter into or assume any loan or other Instrument pursuant to which the Company or such Subsidiary incurs Indebtedness for borrowed money (other than any such Instrument among the Company and its wholly owned Subsidiaries or among the Company's wholly owned Subsidiaries) or (ii) request or agree to any material amendment or supplement to or waiver, termination or modification of any material existing Instrument (other than Instruments relating to Indebtedness);

                  (g) declare, pay, set aside or make any dividend or distribution (payable in cash, stock, property or obligations) on, or combine, subdivide or reclassify, any shares of any class of its capital stock or of its Subsidiaries (now or hereafter outstanding), or apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of any shares of any class of its capital stock or of its Subsidiaries (now or hereafter out standing); PROVIDED, HOWEVER, that this provision shall not apply in respect of the liquidation or dissolution of one or more Excluded Subsidiaries; or

                  (h)  agree, commit or resolve to do any of the foregoing.

          SECTION 6.4 NO INCONSISTENT AGREEMENTS. Neither the Company nor any of its Subsidiaries shall enter into any Instrument, or enter into any amendment or other modification to any currently existing Instrument, that by its terms restricts or prohibits the ability of the Company to issue Conversion Shares upon the conversion of the Preferred Shares or Warrant Shares upon the exercise of the Warrants, or pursuant to which the Company's ability to make any distributions with respect to, or to redeem or repurchase any of, the Preferred Shares or Warrant Shares will be subject to any restriction that is more restrictive than the provisions of the Amended and Restated Certificate of Incorporation, or restricting the Company's ability to perform any of its obligations under this Agreement or any of the Transaction Documents, including its obligations relating to registration rights.

          SECTION 6.5 HART-SCOTT-RODINO. To the extent applicable, each of the Company and the Investor shall make all filings and furnish all information required with respect to the transactions contemplated by this Agreement by the HSR Act and shall use reasonable efforts to obtain the early termination of the waiting period thereunder.

          SECTION 6.6 EXCLUSIVITY. (a) The Company hereby agrees that it will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of it or any of its Subsidiaries to, solicit or initiate, or encourage the submission of, any proposal or transaction for a financing of the Company (other than draws under the Foothill Facility or project financing in the ordinary course of business consistent with past practice) or for the acquisition by a Person other than the Investor or an Affiliate of the Investor of stock or a substantial part of the assets of the Company through a merger or other business combination, stock or assets acquisition or otherwise (in any such case, an "ALTERNATIVE TRANSACTION") (or to furnish to any Person any nonpublic information concerning the business, properties or assets of the Company (other than in connection with the sale by the Company of properties designated for sale in an Approved Business Plan, as required by the Foothill Loan Documents or in connection with project financing (debt or equity) in the ordinary course of business consistent with past practice), or to otherwise facilitate any inquiries or the making of any pro-posal) prior to the Closing. In addition, the Company hereby agrees that it will, and will cause its Subsidiaries, officers, directors, employees, investment bankers, attorneys and other advisors or representatives to, terminate any other discussions or negotiations with any third party regarding any Alternative Transaction, and that the Company will not, nor will it permit any of its Subsidiaries to, nor will it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of the Company, or any of its Subsidiaries to have any additional discussions or negotiations with any third party regarding such an Alternative Transaction prior to the Closing.

          (b) Notwithstanding the provisions of Section 6.6(a), prior to the Closing, to the extent required by the fiduciary obligations of the Board, as determined in good faith by the Board after receipt of the written advice of its outside counsel and financial advisor, the Company may (i) in response to an unsolicited request therefor, furnish information with respect to the Company to the requestor pursuant to a customary confidentiality agreement and discuss such information and the terms of this Section 6.6 (but not the terms of any possible Alternative Proposal) with such Person and (ii) upon receipt by the Company of an unsolicited Alternative Proposal, following delivery to the Investor of the notice required pursuant to the last two sentences of this Section 6.6(b), participate in negotiations regarding such Alternative Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or executive officer of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney or other advisor to or representative of the Company or any of its Sub-sidiaries, whether or not such person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of Section 6.6 by the Company. For purposes of this Agreement, "ALTERNATIVE PROPOSAL" means any proposal (whether or not in writing and whether or not delivered to the Company's stockholders generally) for a Business Combination involving the Company or any proposal or offer to conduct in any manner, directly or indirectly, an Alternative Transaction. The Company shall promptly advise the Investor orally and in writing of any request for information or of any Alternative Proposal, or any inquiry with respect to or which could lead to any Alternative Proposal, the material terms and conditions of such request, Alternative Proposal or inquiry, and the identity of the Person making any such Alternative Proposal or inquiry. The Company shall keep the Investor reasonably informed of the status of any such request, Alternative Proposal or inquiry.

          (c) Prior to the Closing, neither the Board nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Investor, the approval or recommendation by the Board of this Agreement or the transactions contemplated hereby, (ii) approve or recommend, or propose to approve or recommend, any Alternative Proposal or (iii) enter into any agreement with respect to any Alternative Proposal. Notwithstanding the foregoing, if the Board receives an unsolicited Alternative Proposal that, in the exercise of its fiduciary obligations (as determined in good faith by the Board after receipt of the written advice of its outside counsel and financial advisor), it determines to be a Superior Proposal, the Board may (subject to the provisions of this Section 6.6) withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby, approve or recommend any such Superior Proposal, enter into an agreement with respect to such Superior Proposal and terminate this Agreement (any such action, a "CHANGE OF POSITION"), in each case at any time after the second Business Day following the Investor's receipt of written notice (a "NOTICE OF SUPERIOR
PROPOSAL") advising the Investor that the Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. In addition, if the Company proposes to approve or engage in any Change of Position with respect to any Alternative Proposal, it shall prior to or concurrently with approving or adopting such Change of Position pay to the Investor $2,000,000 in immediately available funds (the "TERMINATION FEE"). In addition, the Commitment Fee shall be forfeited by the Company and the Company shall pay to the Investor within two

Business Days of request therefor, subject to provision of documentation, an amount in cash equal to the Investor's Transaction Expenses. For purposes of this Agreement, a "SUPERIOR PROPOSAL" means any bona fide Alternative Proposal which the Board determines in its good faith reasonable judgment (after receipt of the written advice of its financial advisor and outside counsel) to be more favorable from a financial point of view to the Company's stockholders than the transactions contemplated by this Agreement. Nothing contained herein shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act prior to the third business day following the Investor's receipt of a Notice of Superior Proposal provided that the Company does not at that time withdraw or modify its position with respect to the Merger or approve or recommend an Alternative Proposal.

          SECTION 6.7 AFFIRMATIVE COVENANTS. The Company hereby agrees that from the date hereof and so long as the Promissory Note remains outstanding and unpaid or the Investor holds at least the Specified Investor Amount of Series A Preferred Stock:

          (a) FINANCIAL STATEMENTS. The Company shall furnish to the Investor:

               (i) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated
     Subsidiaries as at the and of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by Ernst & Young or other independent certified public accountants of nationally recognized standing acceptable to the Investor;

               (ii) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Company, a copy of the consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidating statements of in come and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects;

               (iii) as soon as  available,  but in any event not later  than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated and consolidating balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated and consolidating financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments); all such financial statements specified in (i), (ii) and (iii) above to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein);

                                      -47

               (iv) as soon as available, but in any event not later than 45 days after the end of each quarterly period of the Company, a report showing all sales by the Company of real property, including a description of the property sold and the price received, certified by a Responsible Officer as being fairly stated in all material respects;

               (v) a copy of each report, certificate or other document or information delivered to the lenders or agent under the Foothill Loan Documents, concurrently with the delivery thereof to such lenders or agent, including all annexes or attachments thereto; and

               (vi   such  other  information  as the  Investor   may reasonably
     request from time to time.


          (b) ACCESS. The Company shall (and shall cause each of its Subsidiaries to), upon reasonable notice, afford the officers, employees, counsel, accountants, financing sources and other authorized representatives of the Investor or any of its Affiliates ("REPRESENTATIVES") reasonable access during normal business hours to its properties, books, contracts, commitments and records (including environmental records) and personnel and advisors (who will be instructed by the Company to cooperate) and the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Investor all information concerning its business, properties and personnel as the Investor or its Representatives may reasonably request; PROVIDED that any review will be conducted in a way that will not interfere unreasonably with the conduct of the Company's business, and PROVIDED, FURTHER, that no review pursuant to this
Section 6.7(b) shall affect or be deemed to modify any representation or warranty made by the Company. The Investor will keep all information and documents obtained pursuant to this Section 6.7(b) on a confidential basis in accordance with Paragraph F of the Letter Agreement.

          (c) NOTICES. The Company shall promptly give notice to the Investor of:

          (i) the occurrence of any Default or Event of Default;

          (ii) any (A) default or event of default under any Contractual Obligation of the Company or, to the knowledge of the Company, any of its Subsidiaries or (B) litigation, investigation or administrative or other proceeding which may exist at any time between the Company or, to the knowledge of the Company, any of its Subsidiaries and any Government Authority, which in the case of either clause (A) or clause (B), if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

          (iii) any litigation or administrative or other proceeding affecting the Company or, to the knowledge of the Company, any of its Subsidiaries, in which the amount involved or sought is in excess of $500,000 or in which injunctive or similar relief is sought;

          (iv) any default under, or revocation of, or notice threatening to revoke, any operating permit or license material to the Company's business;

          (v) its having become aware that any representation or warranty contained herein is or has become untrue in any material respect; and

          (vi) any development or event which would reasonably be expected to have a Material Adverse Effect.

          Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          (d) ENVIRONMENTAL LAWS. The Company shall:

          (i) comply with, and use its reasonable efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; and

          (ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Government Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings or delay in such actions would not reasonably be expected to have a Material Adverse Effect.

          (e) BUSINESS PLAN. The Company shall furnish to the Investor on or before the tenth day following approval by the Board, but in no event later than December 31 of each fiscal year and within 10 days (after approval by the Board, if applicable) of any amendment, modification or update thereto, a Business Plan of the Company for the next succeeding fiscal year in a form and in substance satisfactory to the Investor setting forth in reasonable detail a projected statement for such fiscal year's income and cash flow with a projected balance sheet as of the close of the succeeding fiscal year end, accompanied by a statement of a Responsible Officer that the Business Plan projected statements of income, cash flow and balance sheet for the succeeding fiscal year have been adopted by the Board. The Company shall at all times conduct its business substantially in accordance with the Business Plan and shall not materially modify such Business Plan without the prior written approval of the Investor.

          (f) MAJOR TRANSACTIONS. Except as permitted by this Agreement, the Company shall not engage in, or enter into any agreement with respect to, or (except subject to the prior written approval of the Investor) resolve to engage in or to enter into any agreement with respect to, any Major Transaction, without the prior written consent of the Investor (it being agreed that the approval (x) of a majority of the Investor Designees at a meeting of the Board,
(y) of one or more Investor Designees at a meeting of the Executive Committee of the Board or (z) of all members of the Board, including the Investor Designees, by a written directors consent shall be deemed to be written consent of the Investor.

          SECTION 6.8 PUBLICITY. The parties will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement with respect hereto or thereto without prior notification to the other party, and, until 30 days after the Closing Date, except as required by law, the reasonable approval of the other party.

          SECTION 6.9 RESERVATION OF SHARES. From and after the Closing, the Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued stock, (a) solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall be sufficient to effect the conversion of all of the Preferred Shares and (b) solely for the purpose of issuing shares of Common Stock upon the exercise of Warrants, such number of shares of Common Stock which may then be deliverable upon exercise of all of the Warrants.

          SECTION 6.10 THE BOARD. The Company shall take all actions necessary so that: (a) as of the date of this Agreement and until the Closing, the full Board shall consist of ten directors, one of whom shall be the Original Investor Designee (who shall be in the class of directors whose term of office expires at the annual meeting in 1999; PROVIDED, HOWEVER, that, if no Funding has occurred and this Agreement is terminated in accordance with its terms, the Investor shall cause the Original Investor Designee to promptly resign from the Board), and (b) as of and after the Closing, the Board shall consist of seven directors, who shall be the Original Investor Designee (who shall resign from the aforementioned class and be renominated for a one-year term), the Additional Investor Designees (who shall each serve for one-year terms), one member of the incumbent management of the Company and three independent directors (satisfying the standard of independence established in the rules of the New York Stock Exchange, Inc.) who shall be selected by the Incumbent Board with the approval of the Investor (which shall not be unreasonably withheld). Subject to applicable law, the Company shall take all action necessary to effect any such election or appointment, including timely mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder (and the Investor shall provide to the Company on a timely basis all information required to be included in the Proxy Statement with respect to the Original Investor Designee and the Additional Investor Designees). From and after the Effective Date, the voting rights of holders of the Preferred Shares shall be as set forth in the Amended and Restated Certificate of In corporation, and directors nominated by the holders of the Preferred Shares shall be represented on any committee of the Board and shall constitute one half of the Executive Committee of the Board, if the Board decides to have an Executive Committee. So long as any amounts are owed under the Promissory Note, at least one member of the Board shall be designated by the Investor.

          SECTION 6.11 INDEMNIFICATION OF BOARD. From and after the Closing, the Amended and Restated Certificate of In corporation and By-laws of the Company, however amended, will at all times contain provisions exculpating and indemnifying its directors to the fullest extent permitted under applicable law. The By-laws of the Company shall always contain provisions consistent with the provisions of this Section 6.11. The Company shall maintain valid policies of directors and officers indemnity insurance with financially sound and reputable insurers in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Company.

          SECTION 6.12 CO-INVESTMENT OPPORTUNITY. Except with respect to projects, including joint ventures, of the Company or any Subsidiary existing on the date of this Agreement as set forth in Section 6.12 of the Disclosure Schedule, as long as the Investor owns at least the Specified Investor Amount of Preferred Stock, the Investor will have a right of first offer to participate in new joint venture community development projects proposed to be entered into by the Company, until the Investor has invested at least $60,000,000 in cash in such projects; PROVIDED, HOWEVER, that the provisions of this Section 6.12 shall not apply to any project in which the Company's participation and commitment shall be in the form of (a) its expertise and business efforts or (b) the contribution or real property (or equity interests in real property), as opposed to capital contributions. Subject to the foregoing, if the Company proposes to enter into any new community development project (including any new joint venture, partnership or similar arrangement with any third party), the Company will inform the Investor thereof and will offer the Investor the opportunity to invest in such proposed project for one week before offering such opportunity to any third party. To the extent reasonably available to the Company, the Company shall give the Investor such information regarding the proposal as the Investor may reasonably request to enable it to make an investment decision. If the Investor fails to advise the Company within 10 Business Days after receipt of any such offer in writing of its intention to proceed with due diligence and negotiation with respect to such proposed investment, the Investor shall be deemed to have rejected such offer. If the Investor discloses to the Company its intention, within such 10 Business Day period, to proceed with due diligence and negotiation with respect to such proposed investment, then the Investor and the Company agree to negotiate with each other in good faith with respect to such proposed investment for up to 20 Business Days following the Investor's receipt of such information. If, after the Company and the Investor have discussed the proposed transaction for such 20- Business Day period, the Investor determines either not to invest in such project, or not to invest the full amount that the Company requires for such project, or has not committed to the Company to make such investment, on substantially the terms and conditions offered to the Investor, then the Company may enter into an agreement with or consummate a transaction with other potential investors with regard to the proposed investment (or the amount required in excess of the amount to be committed by the Investor), PROVIDED that the Company may not offer terms to another potential investor materially more favorable in the aggregate than the terms offered to the Investor unless the Company first offers such terms to the Investor. Nothing herein shall be deemed to imply any commitment on the part of the Investor to invest in the Company or any project proposed by the Company, except as expressly provided in this Agreement. So long as any principal amount is outstanding under the Promissory Note, in connection with the Investor's rights described above, the Company will offer the Investor the opportunity to conduct due diligence investigations with respect to such projects and will comply with the terms of the Due Diligence Fee Agreement.

          SECTION 6.13 APPROVED BUSINESS PLAN. Within 30 days after the date of this Agreement, the Company shall deliver to the Investor a draft of the Business Plan for 1997-1998, and the Company and the Investor shall exercise reasonable efforts to reach agreement on the Approved Business Plan.

          SECTION 6.14 SPECIAL PURPOSE SUBSIDIARY. The Company hereby agrees that, without the Investor's prior written consent, which may be withheld in its sole discretion, from the date hereof and so long as the Promissory Note remains out standing and unpaid or the Investor holds any Series A Preferred Stock:

         (a) The proceeds from the issuance and sale of the Promissory Note, the Preferred Shares and the Warrants to the Investor hereunder and, except as otherwise provided below, all funds generated thereby or assets acquired therewith, shall be held from and after the Closing Date (or, if earlier, the Funding
                  Date) by a newly formed special purpose Delaware corporation which shall be a direct wholly owned subsidiary of the Company ("SP SUBSIDIARY") which shall not have conducted any other activities or have any other as sets or liabilities.

         (b) Except as otherwise provided below, all funds received by the Company from the Investor (including pursuant to Section 6.12) and all direct and indirect proceeds thereof shall also be contributed to and, subject to use as contemplated by Section 6.14(c), at all times held by SP Subsidiary or a wholly owned Subsidiary of SP Subsidiary or, with the prior written consent of the Investor, a joint venture in which SP Subsidiary (or a wholly owned Subsidiary thereof) is a joint venturer or partner, so long as, except for the Company's ownership of all of SP Subsidiary's outstanding capital stock, neither the Company nor any other Subsidiary thereof has an interest therein.

         (c) The only business transactions in which SP Subsidiary shall engage are the development and sale of Board- approved real estate development projects, including financing and other activities incidental thereto.

         (d) Until the fourth anniversary of the Closing Date, SP Subsidiary shall not declare or pay any dividend on, or make any payment on account of, the purchase, redemption, defeasance or retirement of any capital stock of SP Subsidiary, or make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities or assets of, or make any other investment in, or engage in any other transactions with, the Company or any entity in which the Company has an interest, except that (i) the foregoing restrictions shall not apply to transactions with or investments in a wholly owned Subsidiary of SP Subsidiary; (ii) at any time after the Closing Date, SP Subsidiary can transfer funds to the Company, whether in the form of a dividend or otherwise, solely for the purpose of, or otherwise directly pay on the Company's behalf, any dividend or other cash payment on or in respect of Preferred Shares,
                  (iii) upon the third anniversary of the Closing Date or, if earlier, any Repurchase Date (as defined in the Series A Preferred Stock Certificate of Designations), SP Subsidiary can transfer funds to the Company, whether in the form of a dividend or otherwise, solely for the purpose of, or otherwise directly pay on the Company's behalf in respect of, the purchase or redemption of Preferred Shares and (iv) to the extent the Company provides administrative and other services to SP Subsidiary, an appropriate portion of the general and administrative expenses of the Company (which shall be reasonably agreed by the Company and the Investor and, to the extent possible, set forth in the pro forma financial statements for each Board-approved real estate development project) may be allocated to and reimbursed by SP Subsidiary.

         (e) At any time after the fourth anniversary of the Closing Date, SP Subsidiary may declare and pay dividends in respect of its capital stock in an amount not to exceed, during any fiscal year, the lesser of 5% of SP Subsidiary's Excess Value (as defined below) or 10% of SP Subsidiary's cash-on-hand, provided that no Event of Default (as defined in the Series A Preferred Stock Certificate of Designations) exists with respect to the Preferred Shares. "EXCESS VALUE" shall mean SP Subsidiary's net worth, after taking into account all of its liabilities, on a GAAP basis, and all amounts necessary to redeem all outstanding Preferred Shares in full.

         (f) The Investor shall at all times have a first priority security interest in all outstanding capital stock of SP Subsidiary and (subject to prior liens for customary project financing with the consent of the Investor) its assets, perfected under security documents satisfactory to the Investor.

         (g) The board of directors of SP Subsidiary shall consist of one director designated by the Company and one director designated by the Investor, but the Investor's designee shall not vote against or other wise impede any resolution or other action authorizing or directing SP Subsidiary to take any action permitted by this Section 6.14.

         (h) Any agreement to which SP Subsidiary will be a party that will govern (i) a borrowing of funds which will be secured by its interest in one or more real estate development projects or
                  (ii) a joint venture, partnership or similar agreement between SP Subsidiary and the third party in respect of one or more real estate development projects shall include provisions reasonably satisfactory to the Investor in respect of (a) rights to cure any default or event of default by SP
                  Subsidiary or (b) rights of a third party triggered or otherwise exercisable upon the occurrence of a change in the control of the Company or SP Subsidiary.


                                   ARTICLE VII

                          SURVIVAL AND INDEMNIFICATION

          SECTION 7.1 SURVIVAL PERIODS. All representations and warranties contained in this Agreement shall survive for thirty months from the Closing
Date, and shall thereupon terminate and cease to be of further force and effect, except that any representation or warranty as to which notice of a breach giving rise to a right of indemnification has been given prior to the end of such thirty month period shall survive until any such right of indemnification has been finally resolved. The covenants and agreements contained in this Agreement, other than those which by their terms only apply until the Closing Date, shall survive the Closing in accordance with their terms. The representations and warranties and the survival periods set forth above shall apply regardless of any investigation made by or on behalf of any Person.

          SECTION 7.2 INDEMNIFICATION BY THE COMPANY. Subject to the provisions of Section 7.1, the Company agrees to indemnify and hold harmless the Investor and its Affiliates and their respective officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("LIABILITIES") resulting from any breach of any covenant, agreement, representation or warranty of the Company in this Agreement or in any other Transaction Document; PROVIDED, HOWEVER, that the Company shall not be liable under this Section 7.2: (i) for any amount paid in settlement of claims without its consent (which consent shall not be unreasonably withheld) or
(ii)  to  the  extent  that  it  is  finally  judicially  determined  that  such
Liabilities resulted primarily from a breach by the Investor of any representation, warranty, covenant or agreement of the Investor contained in this Agreement or the willful misconduct of the Investor; PROVIDED, FURTHER, that, if and to the extent that such indemnification is unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Company to indemnify for Liabilities as set forth above, the Company further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party.

          SECTION 7.3 INDEMNIFICATION BY THE INVESTOR. Subject to the provisions of Section 7.1, the Investor agrees to indemnify and hold harmless the Company and their respective Affiliates, officers, directors, agents, employees, subsidiaries, partners and controlling persons (each, an "INDEMNIFIED PARTY") to the fullest extent permitted by law from and against any and all Liabilities resulting from any breach of any covenant, agreement, representation or warranty of the Investor in this Agreement or in any other Transaction Document; PROVIDED, HOWEVER, that the Investor shall not be liable under this Section 7.3:
(i) for any amount paid in settlement of claims without the  Investor's  consent

(which consent shall not be unreasonably withheld) or (ii) to the extent that it is finally judicially determined that such Liabilities resulted primarily from a breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or the willful misconduct of the Company; PROVIDED, FURTHER, that, if and to the extent that such indemnification is unenforceable for any reason, the Investor shall make the maximum contribution to the payment and satisfaction of such indemnified liability that shall be permissible under applicable laws. In connection with the obligation of the Investor to indemnify for Liabilities as set forth above, the Investor further agrees to reimburse each indemnified party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such indemnified party.

          SECTION 7.4 NOTIFICATION. Each indemnified party under this Article VII or Article VIII will, promptly after the receipt of notice of the commencement of any action or other proceeding against such indemnified party in respect of which indemnity may be sought from any indemnifying party under this
Article VII or Article VIII, notify such indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify any indemnifying party of any such action shall not relieve such indemnifying party from any liability that it may have to such indemnified party (a) other than pursuant to this Article VII or Article VIII or (b) under this Article VII or
Article VIII unless, and only to the extent that, such omission results in forfeiture of substantive rights or defenses. In case any such action or other proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that either may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense.

Notwithstanding the foregoing, in any action or proceeding in which any indemnifying party and an indemnified party are, or are reasonably likely to become, a party, such indemnified party shall have the right to employ separate counsel at the expense of such indemnifying party and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such indemnified party, (i) there are or may be legal defenses available to such indemnified party or to other indemnified parties that are different from or additional to those available to such indemnifying party or (ii) any conflict or potential conflict exists between such indemnifying party and such indemnified party that would make such separate representation advisable in the view of the indemnified party; PROVIDED, HOWEVER, that (A) any such separate counsel employed by the indemnified party at the expense of such indemnifying party shall be reasonably satisfactory to such indemnifying party, (B) the indemnified party will not, without the prior written consent of such indemnifying party settle, compromise or consent to the entry of any judgment in such action or proceeding unless such settlement, compromise or consent includes an unconditional release of such indemnifying party from all liability arising or that may arise out of such action or proceeding relating to any matter subject to indemnification here under and (C) in no event shall such indemnifying party be required to pay fees and expenses under this Article VII or Article VIII for more than one firm of attorneys representing the indemnified parties in any jurisdiction in any one legal action or group of related legal actions. The rights accorded to indemnified parties hereunder shall be in addition to any rights that any indemnified party may have at common law, by separate agreement or otherwise.

          SECTION 7.5 REGISTRATION STATEMENTS. Notwithstanding anything to the contrary in this Article VII, the indemnification and contribution provisions of Article VIII shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                  ARTICLE VIII

                               REGISTRATION RIGHTS

          SECTION 8.1 DEMAND REGISTRATIONS. At any time and from time to time after the Closing, the Company shall, upon the written demand of the Investor, use its best efforts to effect the registration (a "DEMAND REGISTRATION") under the Act (by means of a "shelf" registration statement pursuant to Rule 415 under the Act, if so requested and if the Company is eligible therefor at such time) of such number of Registrable Securities (as defined below) then beneficially owned by the Investor as shall be indicated in a written demand sent to the Company by the Investor; PROVIDED, HOWEVER, that: (a) the Company shall be obligated under this Agreement to effect no more than (i) two Demand Registrations so long as the Company is not eligible to file Form S-3 under the Act, and (ii) five Demand Registrations if the Company is eligible to file Form S-3; and (b) a Demand Registration shall not count as such until it has become effective, except that if, after it has become effective, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other Government Authority, such registration shall be deemed not to have been effected unless such stop order, injunction or other order or requirement shall subsequently have been vacated or otherwise removed. If a Demand Registration is initiated by the Investor, no other securities may be offered in such offering by the Company without the Investor's consent. Upon receipt of the written demand of the Investor, the Company shall expeditiously effect the registration under the Act of the Registrable Securities covered by such request and use its best efforts to have such registration become and remain effective as provided in Section 8.8. The Investor shall have the right to select the underwriters for a Demand Registration.

          As used in this Agreement, "REGISTRABLE SECURITIES" shall mean (a) any Preferred Shares, (b) any Conversion Shares, (c) any Warrant Shares, (d) any other shares of Common Stock acquired by the Investor and (e) any securities issued or issuable with respect to any Preferred Shares, Conversion Shares, Warrant Shares by way of stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

          SECTION 8.2 PIGGYBACK REGISTRATIONS. (a) If the Company proposes to register any of its securities under the Act for sale for cash (otherwise than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the
Act), the Company shall give the Investor notice of such proposed registration at least 20 days prior to the filing of a registration statement. At the written request of the Investor delivered to the Company within 10 Business Days after the receipt of the notice from the Company, stating the number of Registrable Securities that the Investor wishes to sell or distribute publicly under the registration statement proposed to be filed by the Company, the Company shall use its best efforts to register under the Act the sale of such Registrable Securities, and to cause such registration (a "PIGGYBACK REGISTRATION") to become and remain continuously effective as provided in Section 8.8;

          (b) If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters thereof advise the Company in writing that in their opinion the number of securities requested to be included in the registration exceeds the number which can be sold in the offering without adversely affecting the offering, the Company shall include in the registration (i) first, that portion of the Registrable Securities that the Investor proposes to sell representing 10% of such offering,
(ii) second, the securities the Company proposes to sell, and (iii) third, the remaining Registrable Securities the Investor proposes to sell.

          SECTION 8.3 INDEMNIFICATION BY THE COMPANY. In the event of any registration of any Registrable Securities under the Act, the Company shall, and hereby does, indemnify and hold harmless the Investor, each of its directors and officers, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls the Investor or any such underwriter within the meaning of Section 15 and Section 20 of the Act against any losses, claims, damages or liabilities, joint or several, to which the Investor or any such director or officer or under writer or controlling Person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable Securities were registered under the Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse the Investor and each such director, officer, underwriter and controlling Person for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information about the Investor furnished to the Company through an instrument duly executed by or on behalf of the Investor specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor or any such director, officer or controlling Person and shall survive the transfer of the Registrable Securities by the Investor.

          SECTION 8.4 INDEMNIFICATION BY THE INVESTOR. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 8.1 or 8.2, that the Company shall have received an undertaking satisfactory to it from the Investor to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.3) the Company, each director of the Company, each officer of the Company signing such registration statement, each other Person who participates as an underwriter in the offering or sale of such Registrable Securities and each other Person, if any, who controls the Company within the meaning of Section 15 and Section 20 of the Act with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about the Investor furnished to the Company through an instrument duly executed by the Investor specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer by the seller of the securities of the Company being registered.

          SECTION 8.5 NOTIFICATION. The procedures set forth in Section 7.4 shall apply to any claim for indemnification pursuant to Section 8.3 or 8.4.

          SECTION 8.6 OTHER INDEMNIFICATION. Indemnification similar to that specified in this Article VIII (with appropriate modifications) shall be given by the Company and the Investor with respect to any required registration or other qualification of Registrable Securities under any federal or state law or regulation of any Government Authority other than the Act.

          SECTION 8.7 CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article VIII is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any Liabilities suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable selling stockholders on the other in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable selling stockholders (including, in each case, that of their respective officers, directors, employees, agents and control ling Persons) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the selling stockholders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          SECTION 8.8 REGISTRATION COVENANTS OF THE COMPANY. If any Registrable Securities of the Investor are to be registered pursuant to Section 8.1 or 8.2, the Company covenants and agrees that it shall use its best efforts to effect the registration and cooperate in the sale of the Registrable Securities to be registered and shall as expeditiously as possible:

                  (a) (i) prepare and file with the SEC a registration statement with respect to the Registrable Securities (as well as any necessary amendments or supplements thereto) (a "REGISTRATION STATEMENT") and
         (ii) use its best efforts to cause the Registration Statement to become effective;

                  (b) prior to the filing described above in Section 8.8(a), furnish to the Investor copies of the Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof, which documents shall be subject to the review and approval of counsel for the Investor;

                  (c) notify the Investor, promptly after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

                  (d) notify the Investor promptly of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information and promptly deliver to the Investor copies of any comments received from the SEC;

                  (e) (i) advise the Investor after the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the Registration Statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose and (ii) promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

                  (f) (i) prepare and file with the SEC such amendments and supplements to the Registration Statement and each prospectus forming a part thereof as may be necessary to keep the Registration Statement continuously effective for the period of time necessary to permit the Investor to dispose of all its Registrable Securities and (ii) comply with the provisions of the Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in the Registration Statement;

                  (g) furnish to the Investor such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as the Investor may request in order to facilitate the disposition of the Registrable Securities owned by the Investor;

                  (h) use its best efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as determined by the under writers after consultation with the Company and the Investor and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Registrable Securities (PROVIDED that the Company shall not be required to (i) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this

         Section   8.8(h),   (ii)  subject   itself  to  taxation  in  any  such
         jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

                  (i) notify the Investor, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Investor, prepare a supplement or amendment to the Registration Statement so that the Registration Statement shall not, to the Company's knowledge, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (j) if the Common Stock is not then listed on a securities exchange, use its best efforts, consistent with the then-current corporate structure of the Company, to facilitate the listing of the Common Stock on a stock ex change or on the NASDAQ Stock Market;

                  (k) provide a transfer agent and registrar, which may be a single entity, for all the Registrable Securities not later than the effective date of the Registration Statement;

                  (l) enter into such customary agreements (including an underwriting agreement in customary form, including customary indemnification provisions and customary lock-up arrangements of the issuer and its directors and executive officers) and take all such other action, if any, as the Investor or the underwriters shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities pursuant to this Article VIII;

                  (m) (i) make  available  for  inspection by the  Investor, any
         underwriter   participating   in  any  disposition   pursuant  to   the
         Registration Statement and any attorney, accountant or other agent retained by the Investor or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company as any of them may request in connection with their "due diligence" investigations of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Investor or any such underwriter, attorney, accountant or agent in connection with the Registration Statement;

                  (n) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary to enable the Investor to consummate the disposition of such Registrable Securities;

                  (o) cause the Company's independent public accountants to provide to the underwriters, if any, and the selling holders, if permissible, a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters;

                  (p)  cooperate  and assist in any filings  required to be made
         with the  National  Association   of   Securities  Dealers,  Inc.  (the
         "NASD"); and

                  (q) use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be appropriate or as shall be requested by the lead managing underwriter of an underwritten offering.

          SECTION 8.9 EXPENSES. In connection with any Demand Registration pursuant to Section 8.1 or any Piggyback Registration pursuant to Section 8.2, the Company shall pay all registration, filing and NASD fees, all fees and expenses of complying with securities or "blue sky" laws (including fees and disbursements of underwriters' counsel); PROVIDED, HOWEVER, that the Investor shall pay its PRO RATA share of any commissions, fees and disbursements of underwriters customarily paid by sellers of securities (based upon offering proceeds to be received by it). In any Demand Registration or Piggyback Regi-tration, the Company shall be responsible for the fees and disbursements of counsel for the Company and of its independent public accountants, printing costs and premiums and other costs of policies of insurance against Liabilities arising out of the public offering of the Registrable Securities. The Investor shall be responsible for the fees and disbursements of counsel for the Investor.

          SECTION 8.10 TRANSFER OF REGISTRATION RIGHTS. The Investor (or any Eligible Transferee) may transfer all or any portion of its rights under this
Article VIII to any transferee of an amount of Registrable Securities equal to or exceeding 10% of the outstanding class of such Registrable Securities at the time of transfer (each transferee that receives such minimum number of such Registrable Securities, an "ELIGIBLE TRANSFEREE"), and any Eligible Transferee shall be treated as the "Investor" for all purposes under this Article VIII; PROVIDED, HOWEVER, that the Company shall be obligated under this Agreement to effect no more than that number of Demand Registrations set forth in the proviso in Section 8.1 on behalf of all Eligible Transferees in the aggregate. Any transfer of registration rights pursuant to this Section 8.10 shall be effective upon receipt by the Company of (i) written notice from the Investor or the transferring Eligible Transferee, as the case may, stating the name and address of the new Eligible Transferee and identifying the amount of Registrable Securities with respect to which the rights under this Agreement are being transferred and (ii) a writing from such new Eligible Transferee agreeing to be bound by the terms of this Article VIII. The Eligible Transferees may exercise their rights hereunder in such priority as they shall agree upon among themselves.

          SECTION 8.11 OTHER REGISTRATION RIGHTS. Notwithstanding any other provision of this Agreement, if the Company at any time grants registration rights to any other Person on terms relating to the priority of registration rights or periods when the Company shall be entitled to defer filing any Reg-istration Statement which the Investor considers preferential to the comparable terms in this Article VIII, then the Investor shall be entitled to registration rights with such preferential terms. The Company shall not grant any right of registration under the Act relating to any of its securities to any Person other than the Investor unless the Investor shall be entitled to have included in any Piggyback Registration effected a number of Registrable Securities requested by the Investor to be so included representing at least 10% of such offering prior to the inclusion of any securities requested to be registered by the Persons entitled to any such other registration rights.

          SECTION 8.12 RULE 144. So long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall take all actions reasonably necessary to enable the Investor to sell the Registrable Securities without registration under the Act within the limitation of the exemptions provided by Rule 144 under the Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Investor, the Company shall de-liver to the Investor a written statement as to whether it has complied with such requirements.

          SECTION 8.13. LIMITATION ON REQUIREMENT TO FILE OR AMEND REGISTRATION STATEMENT. Anything in this Agreement to the contrary notwithstanding, the Company shall not be required to file, and may defer filing, any Registration Statement, amendment, supplement or post-effective amendment thereto or prospectus supplement, if the Company is then involved in discussions concerning, or otherwise engaged in, an acquisition, disposition, financing or other material transaction and the Company determines in good faith that the making of such a filing, supplement or amendment at such time would materially adversely affect or interfere with such transaction; PROVIDED, HOWEVER, that the Company may not so defer making such filing for more than 90 days on any one occasion or within 30 days after the termination of any such deferral period; and PROVIDED, FURTHER that the Company shall, as soon as practicable thereafter, make such filing, supplement or amendment. The Company shall promptly give the Investor written notice of any such deferral, containing a general statement of the reasons for such deferral and an approximation of the anticipated delay, PROVIDED, HOWEVER, that nothing herein shall require the Company to disclose any terms of any such transaction or the identity of any party thereto.


                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.1 TERMINATION. This Agreement (other than, if and so long as the Promissory Note remains outstanding, Sections 6.1, 6.7(f), 6.10, 6.11, 10.7,
10.12 and 10.13 and  Article  VII) may be  terminated  at any time  prior to the
Closing:

               (a) by mutual written consent of the Company and the Investor;

               (b) by the Company or the Investor, if the Closing shall not have occurred on or before June 24, 1997; PROVIDED, HOWEVER, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

               (c) by the Investor, if the Proxy Statement has not been mailed to stockholders of the Company by May 22, 1997;

               (d) by the Company or the Investor, if any judgment, injunction, order or decree enjoining the Investor or the Company from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and nonappealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement shall have used all reasonable efforts to remove such judgment, injunction, order or decree;

               (e) by the Investor, if there has been a material breach of any representation, warranty or material covenant or agreement of the Company which is incurable, or, if curable, which is not cured within 30 days of receipt of written notification from the Company identifying such breach and demanding that it be cured;

               (f) by the Company, if there has been a material breach of any representation, warranty, or material covenant or agreement of the Investor contained in this Agreement, which breach is incurable or, if curable, which is not cured within 30 days of receipt of written notification from the Investor identifying such breach and demanding that it be cured;

               (g) by the Company, in accordance with the pro visions of Section
6.6(c),  provided  that prior to or concurrently  with  such   termination,  the
Investor shall have received the Termination Fee; or

               (h) by either the Company or the Investor at any time from March 30, 1997 until April 5, 1997 if and until any necessary consent from Foothill Capital Corporation has not been obtained on terms reasonably satisfactory to the Investor and the Company.

               SECTION 9.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 9.1, then this Agreement (except for Section 9.3, which shall remain in full force and effect, and the provisions specified in
Section 9.1, which shall remain in full force and effect if and so long as the Promissory Note is outstanding) shall become void and of no effect with no liability on the part of any party hereto thereunder, except to the extent such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

               SECTION 9.3 FEES DUE UPON TERMINATION. (a) If this Agreement is terminated or the Closing does not occur by 5:00 p.m., New York City time, on June 24, 1997 for any reason whatsoever other than as a result of a breach of this Agreement by the Investor entitling the Company not to consummate the Clos-ing, the Commitment Fee shall be forfeited and the Company shall pay to the Investor within two Business Days of request therefor, together with documentation therefor, the Investor's Transaction Expenses.

               (b) If the Closing has not been consummated by June 24, 1997 as a result of (i) a breach by the Company of this Agreement, or a breach by the Company of the Note Agreement which is not cured by June 24, 1997, or (ii) a failure by 5:00 p.m., New York City time, on June 24, 1997 to obtain the Stock holders Approval, or (iii) a failure by 5:00 p.m., New York City time, on June 24, 1997 to obtain the consent required in respect of the transactions contemplated by this Agreement under the Foothill Loan Documents because of the failure of the Company to sell Common Stock, Series B Preferred Stock and warrants to acquire Common Stock in the Private Placement for an aggregate purchase price of at least $15,000,000, then, in the case of any of (i), (ii) or
(iii), in addition to the forfeiture of the Commitment Fee, the Company shall pay to Apollo in cash, on June 25, 1997, an additional $1,000,000 break-up fee, plus the Investor's Transaction Expenses.

               (c) If the conditions for the payment of the break-up fee referred to in Section 9.3(b) are fulfilled, and either (i) the Company wilfully breached or breaches this Agreement or the Note Agreement or (ii) the Company
(x) enters into an agreement for an Alternative Transaction prior to the earlier of June 24, 1998 or the date that is nine months after the date of termination of this Agreement or (y) consummates an Alternative Transaction prior to the earlier of June 24, 1998 or the first anniversary of the date of termination of this Agreement, the Company shall pay an additional $1,000,000 Alternative Transaction fee to the Investor, in addition to the $1,000,000 break-up fee provided for in Section 9.3(b) above and the forfeiture of the Commitment Fee, plus the Investor's Transaction Expenses.

               (d) If the  Agreement is  terminated  by the Company  pursuant to
Section 9.1(h), and either (i) the Company wilfully breached or breaches this Agreement or the Note Agreement or (ii) the Company enters into an agreement for, or consummates, an Alternative Transaction prior to the 180th day after the date of termination of this Agreement, the Company shall pay an additional $2,000,000 Alternative Transaction fee to the Investor, in addition to the forfeiture of the Commitment Fee, plus the Investor's Transaction Expenses.

               (e) Notwithstanding the foregoing provisions of this Section 9.3, the Company shall not be required to pay fees pursuant to this Section 9.3 if the Company shall have terminated the Agreement pursuant to Section 6.6(b) and paid the Investor the Termination Fee and Transaction Expenses therein specified

(and the Commitment Fee shall have been forfeited by the Company). Notwithstanding any other provision of this Agreement, in no event shall the Investor be entitled to receive fees in excess of $3,000,000 (plus Transaction Expenses) from the Company as a result of the termination of this Agreement. All fees and Transaction Expenses shall be payable in cash.


                                    ARTICLE X

                                  MISCELLANEOUS

               SECTION 10.1 NOTICES. All notices or other communications given or made hereunder shall be validly given or made if in writing and delivered by facsimile transmission or in person at, mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by a reputable overnight courier to, the following addresses (and shall be deemed effective at the time of receipt thereof).

If to the Company:         Atlantic Gulf Communities
                             Corporation
                           2601 South Bayshore Drive
                           Miami, Florida  33133-5461

         Telecopy:         (305) 859-4623

        Attention:            Thomas W. Jeffrey, Chief Financial Officer

with copies to:               Arent Fox Kintner Plotkin & Kahn
                              1050 Connecticut Avenue, N.W.
                              Washington, D.C.  20036-5339

         Telecopy:            (202) 857-6395

        Attention:            Carter Strong, Esq.

If to the Investor:

                           AP-ACG, LLC
                           c/o Apollo Real Estate Advisors II, L.P.
                           Two Manhattanville Road
                           Purchase, NY 10577
                           Telecopy: (914) 694-8032
                           Attention: Ron Solotruck

with a copy to:

                           Apollo Real Estate Advisors II, L.P.
                           1301 Avenue of the Americas
                           New York, New York 10019
                           Telecopy: (212) 459-3301
                           Attention: Rick Koenigsberger

and a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, New York 10019
                           Telecopy: (212) 403-2000
                           Attention: Philip Mindlin, Esq.
                                      Trevor S. Norwitz, Esq.

or to such other address as the party to whom notice is to be given may have previously furnished notice in writing to the other in the manner set forth above.

          SECTION 10.2 EXPENSES. The Company will pay all Transaction Expenses.

          SECTION 10.3 AMENDMENT; WAIVER. The provisions of this Agreement may be modified or amended, and waivers and consents to the performance and observance of the terms hereof may be given, only by written instrument executed and delivered by the Company and the Investor. The failure at any time to re-quire performance of any provision hereof shall in no way affect the full right to require such performance at any time thereafter. The waiver by any party to this Agreement of a breach of any provision hereof shall not be taken or held to be a waiver of any succeeding breach of such provision of any other provision or as a waiver of the provision itself.

          SECTION 10.4 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the validity, legality and enforceability of the remaining pro visions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the provision held to be invalid, illegal or unenforceable.

          SECTION 10.5 HEADINGS. The Index and Article and Section headings herein are for convenience only and shall not affect the construction hereof.

          SECTION 10.6 ENTIRE AGREEMENT. This Agreement and the other Transaction Documents and paragraph E of the Letter Agreement (the remainder of the Letter Agreement being super ceded hereby) embody the entire agreement between the parties relating to the subject matter hereof and any and all prior oral or written agreements, representations or warranties, contracts, understandings, correspondence, conversations, and memoranda, whether written or oral, between the Company and the Investor, or between or among any of their agents, representatives, parents, Subsidiaries, Affiliates, predecessors in interest or successors in interest, with respect to the subject matter hereof.

          SECTION 10.7 MAXIMUM INTEREST RATE. Nothing contained in this Agreement, the Promissory Note or any other Transaction Document shall require the Company to pay interest at a rate exceeding the maximum rate permitted by applicable law. If the amount of interest payable on any interest payment date, computed pursuant to applicable law and the Transaction Documents would exceed the maximum amount permitted by applicable law to be charged, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. If the amount of interest payable for the account of the Investor in respect of any interest computation period is reduced pursuant to the preceding sentence of this Section and the amount of interest pay able for its account in respect of any subsequent interest computation period, computed pursuant to applicable law and the Transaction Documents, would be less than the maximum amount permitted by applicable law to be charged, then the subsequent interest computation period shall be automatically increased to such maximum permissible amount; PROVIDED that at no time shall the aggregate amount by which interest paid had been increased pursuant to this sentence exceed the aggregate amount by which interest has theretofore been reduced pursuant to the preceding sentence of this Section.

          SECTION  10.8   COUNTERPARTS.   This  Agreement  may  be  executed  in
counterparts, each of which shall be deemed to be an original and both of which together shall be deemed to be one and the same instrument.

          SECTION 10.9 ASSIGNMENT. All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind, and inure to the benefit of, the respective successors and assigns of the parties hereto; PROVIDED, HOWEVER, that, subject to Section 8.10, the rights and obligations of either party hereto may not be assigned without the prior written consent of the other parties; PROVIDED, FURTHER, HOWEVER, that prior to the Closing, the Investor may assign all of its rights and obligations hereunder to an Affiliate of the Investor, which shall then be treated as the Investor for all purposes under this Agreement.

          SECTION 10.10 THIRD-PARTY BENEFICIARIES. Except for Article VII and Sections 8.3, 8.4, 8.6 and 8.7, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

          SECTION 10.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE.

          SECTION 10.12 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. Each of the Company and the Investor hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York for purposes of all legal proceedings which may arise hereunder or under any other Transaction Documents. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may have or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The parties hereby consent to process being served in any such proceeding by the mailing of a copy thereof by registered or certified mail, postage prepaid, to its address specified in Section 10.1 or in any other manner permitted by law. The Company and the Investor hereby knowingly, voluntarily, and intentionally waive any rights they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under, or in connection with, this agreement or any other Transaction Document, or any course of conduct, course of dealing, statements (whether oral or written), of the Investor or the Company. This provision is a material inducement for the Investor's entering into this Agreement. The Company hereby irrevocably designates Arent Fox Kintner Plotkin & Kahn, 1675 Broadway, New York, NY 10019, as the designee, appointee and agent of the Company to receive, for and on behalf of the Company, service of process in such jurisdiction in any legal action or proceeding with respect to this Agreement or any other Transaction Document. It is expected that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth in Section 10.1, but the failure of the Company to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered by certified mail, postage prepaid, to the Company at such addresses. Nothing herein shall affect the right of the Investor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                           ATLANTIC GULF
                                           COMMUNITIES CORPORATION


                                           By:  /s/ THOMAS W. JEFFREY
                                              ----------------------------------
                                             Name:  Thomas W. Jeffrey
                                             Title: Executive Vice President
                                                     and Chief Financial
                                                     Officer


                                           AP-AGC, LLC

                                           By:  KRONUS PROPERTY, INC.
                                                  Manager

                                           By:  /s/ RICARDO KOENIGSBERGER
                                              ----------------------------------
                                             Name:  Ricardo Koenigsberger
                                             Title: Vice President